UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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PennyMac Mortgage Investment Trust
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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3043 TOWNSGATE ROAD WESTLAKE VILLAGE, CALIFORNIA 91361

April 14, 2021

Dear Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders, or the Annual Meeting, of PennyMac Mortgage Investment Trust to be held on Wednesday, May 26, 2021, at 11:00 a.m. Pacific Time. Due to the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PMT2021.

The Notice of 2021 Annual Meeting of Shareholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Annual Meeting. We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting or any postponement or adjournment thereof by our Board of Trustees. Only our common shareholders of record at the close of business on March 30, 2021, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important. Please carefully read the Notice of 2021 Annual Meeting of Shareholders and Proxy Statement so that you will know the matters on which we plan to vote at the Annual Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting.

ONLINE ANNUAL MEETING: To participate in the online Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/PMT2021 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to shareholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement. If it is determined the Annual Meeting will be held at a different time or in a different location or format (i.e., an in-person or hybrid meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on our website www.pennymacmortgageinvestmenttrust.com) and filed with SEC via its EDGAR system.

On behalf of our Board of Trustees, we look forward to your participation in our upcoming online Annual Meeting.

Sincerely,

DAVID A. SPECTOR

Chairman and Chief Executive Officer

3043 Townsgate Road Westlake Village, California 91361

Notice of 2021 Annual Meeting of Shareholders

Date and Time:	Wednesday, May 26, 2021 at 11:00 a.m. Pacific Time

Location:	Online via live webcast at www.virtualshareholdermeeting.com/PMT2021

Record Date:

March 30, 2021. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2021 Annual Meeting of Shareholders, or Annual Meeting, and any continuation, postponement or adjournment thereof.

Mailing Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the Proxy Statement and proxy card, as applicable, on or about April 14, 2021 to our shareholders of record on the record date.

Items of Business:	•	To elect the two (2) Class III trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2024 annual meeting of shareholders;

	•	To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021;

	•	To approve, by non-binding vote, our executive compensation; and

	•	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Attendance:

To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/PMT2021 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to shareholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement.

Voting:

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

By Order of the Board of Trustees,

DEREK W. STARK

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 26, 2021:

This Notice of 2021 Annual Meeting of Shareholders, Proxy Statement and 2020 Annual Report to Shareholders, which includes our Annual Report on

Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com.

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PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Board of Trustees and our upcoming 2021 Annual Meeting of Shareholders, or Annual Meeting. This summary does not contain all of the information that you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting.

2021 Annual Meeting of Shareholders

Date and Time:	Wednesday, May 26, 2021, at 11:00 a.m. Pacific Time
Location:	Online via live webcast at www.virtualshareholdermeeting.com/PMT2021
Record Date:	March 30, 2021
Mail Date:	April 14, 2021

Voting Matters and Board Recommendations

Matter		Our Board Vote Recommendation
Proposal I:

Election of two (2) Class III trustees to the Board of Trustees identified in this Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2024 annual meeting of shareholders

FOR each Trustee Nominee identified in this Proxy Statement
Proposal II:	Ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR
Proposal III:	Approval, by non-binding vote, of our executive compensation	FOR

Trustee Nominees

Trustee Nominees	Age	Trustee Since	Principal Occupation / Key Experience	Committee Membership
David A. Spector	58	2009	Chairman and Chief Executive Officer of PennyMac Mortgage Investment Trust	None
Randall D. Hadley	77	2009	Former CPA and Retired Partner of Grant Thornton LLP	Audit Committee Related Party Matters Committee

We believe our Board possesses deep and broad skill sets and specific experience and expertise that facilitate strong oversight and strategic direction for us as a leading residential mortgage real estate investment trust, or REIT.

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PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We continuously monitor developments, trends and best practices in corporate governance and consider feedback from shareholders and proxy advisory firms, as appropriate, when enhancing our governance, policies and structure.

✓ Shareholder Right to Amend the Bylaws. Our Second Amended and Restated Bylaws provide shareholders with the concurrent right to amend our Bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to a proposal submitted by a group of up to five shareholders holding at least 1% of our outstanding common shares continuously for at least one year.

✓ Shareholder Engagement. We value the perspectives of our shareholders. In addition to our regular outreach to investors, our Investor Relations department engages in outreach activities and discussions with a significant portion of our shareholders.

✓ Majority Voting Standard in the Election of Trustees. Our Second Amended and Restated Bylaws provide for a majority voting standard for uncontested trustee elections and a plurality voting standard for contested trustee elections.

✓ Independent Lead Trustee. On March 4, 2020, the independent trustees of our Board elected Preston DuFauchard as our independent lead trustee for a one-year term and on February 24, 2021 our Board re-elected Mr. DuFauchard for an additional three year term.

✓ Trustee Resignation Policy. Our Corporate Governance Guidelines include a requirement that any trustee nominee who fails to receive a majority vote in an uncontested election will promptly tender his or her resignation to the Board.

✓ Board Refreshment. We have robust processes to identify, evaluate and select qualified trustee candidates to become trustees and we regularly assess the size and composition of the Board.

✓ Trustee Limitations on Number of Boards. A trustee who is currently serving as a chief executive officer of a public company, including our Chief Executive Officer, is not permitted to serve on more than two outside public company boards. No other trustee is permitted to serve on more than five outside public company boards.

✓ Regular Executive Sessions. Our independent trustees meet privately on a regular basis. Our independent lead trustee presides at such meetings.

✓ Robust Share Ownership Guidelines. We have robust share ownership guidelines for our non-management trustees (five times base annual retainer) and executive officers ($2 million for our Chief Executive Officer; $500,000 for all other executive officers).

✓ Regular Board Evaluation. The Nominating and Corporate Governance Committee sponsors an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.

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PROXY STATEMENT SUMMARY

2020 Business Highlights(1)

A summary of our full-year financial highlights is as follows:

Fiscal 2020 was a challenging year for mortgage REITs due to the ongoing COVID-19 pandemic, many of which were forced to sell assets at distressed levels, curtail operations, or even cease market activity for some period. However, PMT maintained strong levels of capital and was not forced to sell assets to generate liquidity due to its successful interest rate risk hedging program combined with the unique financing structures in place for its credit assets. In addition, PMT locked and funded loans every day in 2020 and further grew its position as the largest correspondent aggregator in the U.S.

•	Net income attributable to common shareholders of $27.4 million

•	Diluted earnings per common share of $0.27

•	Net investment income of $469.4 million

•	Return on average common equity of 1.4%(2)

Organic investment creation driven by record conventional correspondent production volumes

Meaningfully outperformed peers due to risk and liquidity management disciplines

(1)

For complete information regarding our 2020 financial performance, shareholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021 and is being made available to shareholders with this Proxy Statement as a part of our 2020 Annual Report to Shareholders.

(2)	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the year.

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PROXY STATEMENT SUMMARY

Superior returns to shareholders compared to the broader mREIT Industry

COVID-19 Pandemic

Our Manager devoted substantial attention in Fiscal 2020 to responding to the human and business impact of the COVID-19 pandemic, while expanding its workforce by over 3,000 new employees and maintaining successful operational focus. Throughout the COVID-19 pandemic, our Manager acted to support its employees, customers and communities during these challenging times, responded to the associated business impact and developed protocols both for determining whether its businesses could remain open and for responsible operations when they could.

Our Manager’s COVID-19 Response included:

•	Enhanced health and safety measures for our Manager’s workforce

•	Successfully transitioned our workforce to work from home (currently 90% of workforce working from home)

•	Our Manager welcomed over 3,000 new employees, most of whom are working from home

•	Wellness and family resources for our Manager’s employees via our COVID-19 resource center

•	Supported communities with community giving

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PROXY STATEMENT SUMMARY

Executive Compensation Highlights

What We Do	What We Don’t Do

✓ Bias toward performance-based equity: Our Board seeks to ensure that our long-term incentive awards are weighted toward performance-based equity vehicles. We design our compensation program in a manner that is biased toward performance-based compensation so as to align pay with performance.

✗ No minimum levels of annual equity awards: Our executive officers are not guaranteed any minimum levels of annual equity award grants.

✓ Clawback Policy: Our Board maintains a clawback policy that allows us to recoup certain incentive compensation paid on the basis of erroneous financial statements that result in a material accounting restatement.

✗ No compensation from us other than equity awards for our named executive officers: Our named executive officers do not receive annual base salaries or cash bonuses from us.

✓ Double-trigger vesting: We require that our equity awards have “double trigger” to initiate accelerated vesting upon a change in control.	✗ No severance provisions: We do not provide cash severance to our executives.

✓ Minimum vesting periods: Our equity incentive plan provides that our equity awards are subject to a minimum vesting period of no less than one year on 95% of equity awards granted and our grants generally vest over three years, with approximately equal annual installments on the first, second and third anniversaries of the grant date.

✗  No excessive risk taking: We do not encourage our officers and employees to engage in excessive risk taking. Our compensation program is designed to encourage long-term decision making in alignment with the interests of our shareholders.

✓ Robust share ownership guidelines: We impose robust share ownership guidelines on our trustees and executive officers to ensure that their interests are aligned with those of our shareholders.	✗ No perquisites or excise tax gross-ups: We do not provide perquisites or related excise tax gross-ups to our executive officers.

✓ Consideration of Say-on-Pay Vote and proxy advisory and shareholder feedback: We engage in careful consideration of the annual say-on-pay results and feedback from shareholders and proxy advisory firms.

✗ No stock option re-pricing: Our equity incentive plan prohibits the re-pricing of stock options.

✓ Shareholder engagement: We engage in active discussions with our shareholders on a variety of topics throughout the year to ensure that we are addressing their concerns.	✗ No speculative or short-term trading: We prohibit our officers, employees and trustees from engaging in speculative and short-term trading of our securities.

✓ Comprehensive review of peer group: On an annual basis, we engage in a comprehensive review to assess and identify a relevant peer group of companies in our or a related industry.

✗  No hedging, pledging, short sales, or margin trading: We prohibit our officers, employees and trustees from engaging in hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

✓ Independent compensation consultant: We utilize the services of Pearl Meyer, which is engaged directly by the Compensation Committee as an outside independent compensation consultant to advise on executive compensation matters.

✗ No supplemental executive retirement plans: We do not maintain any supplemental executive retirement plans for named executive officers.

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CORPORATE GOVERNANCE

Corporate Governance

Trustee Qualification, Board Refreshment and Selection Criteria

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of Board members in the context of the current composition of our Board. Final approval of trustee candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and REIT sectors and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our trustees represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of trustee attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing trustees for re-election, the individual’s past contributions to our Board are also considered.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for trustee. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for trustee. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. During 2020, the Nominating and Corporate Governance Committee did not retain an independent third party to assist in identifying trustee candidates for our Board. The Nominating and Corporate Governance Committee will also consider recommendations for nominees properly submitted by our shareholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 3043 Townsgate Road, Westlake Village, California 91361. If any materials are provided by a shareholder in connection with a recommendation for a trustee nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee, in the same manner as other recommendations, at its next regularly scheduled or special meeting.

Independence of Our Trustees

The NYSE rules require that at least a majority of our trustees be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a trustee and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) before such trustee can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the Securities and Exchange Commission, or the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our trustees has or had with us and our management.

As a result of this review, our Board, based upon the fact that none of our non-management trustees have any material relationships with us other than as trustees and holders of our common shares, affirmatively determined that 86% of our trustees are independent trustees under NYSE rules. Our independent trustees are Messrs. Carnahan, DuFauchard, and Hadley and Mmes. McAllister, Stewart and Sullivan.

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CORPORATE GOVERNANCE

Board of Trustees Leadership and Independent Lead Trustee

Our Chairman and the independent lead trustee provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities. The Board determined in February 2021 that the position of Chairman of the Board, previously held by Mr. Kurland until his death in January 2021, should be held by David A. Spector. Mr. Spector has served as a key executive since our formation in 2009 and through its growth into one of the leading public mortgage REITs. The Board believes Mr. Spector’s past experience has made him uniquely positioned to lead and oversee the Board and identify and execute our future strategic initiatives. In addition, Mr. Spector has proven himself capable of leading Board discussions on new initiatives and strategic priorities, facilitating internal Board communication and ensuring proper Board oversight of key issues.

This determination is based, in part, on our belief that independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running our Company to effectively and efficiently lead our Board. As the trustee most familiar with our business and industry, he is capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential independent lead trustee with a strong voice. The independent lead trustee works with our Chairman of the Board and other trustees to provide informed, independent oversight of our management and affairs. Among other things, the independent lead trustee reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent trustees, and chairs an executive session of the independent trustees at each regularly scheduled Board meeting. On March 4, 2020, the independent trustees of our Board elected Preston DuFauchard as our independent lead trustee for a one-year term and on February 24, 2021 our Board re-elected Mr. DuFauchard for an additional three year term.

Succession Planning

Our Board oversees management’s succession plan for the Chairman and Chief Executive Officer position and key positions at the executive officer level. Our Board annually reviews succession plans for the Chairman and Chief Executive Officer and executive management. In addition, the Chairman and Chief Executive Officer annually provides his assessment to our Board of executive leaders and their potential to succeed at key executive management positions.

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CORPORATE GOVERNANCE

The Role of the Board in Risk Oversight

Our Board and each of its committees, and in particular the Risk Committee, have an active role in overseeing our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating shareholder value. Our senior management is responsible for designing, implementing and maintaining an effective and appropriate approach for managing enterprise risk. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in determining our business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for our Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to those risks inherent in the operation of our businesses and the implementation of our strategic plan, the committees of our Board also share responsibility for overseeing specific areas of risk management as follows:

Committee	Primary Risk Oversight Responsibility

Audit	The Audit Committee focuses on risks associated with internal controls and securities, financial and accounting compliance, and receives an annual risk assessment report from our internal auditors.

Compensation

The Compensation Committee focuses on oversight of our compensation policies and practices, including whether such policies and practices balance risk taking and rewards in an appropriate manner that is in alignment with shareholder interests and does not encourage excessive risk taking.

Finance	The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources and our investment policies and strategies.

Nominating and Corporate Governance

The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our trustees and the assessment of the performance and effectiveness of each member and Board Committee, as well as risks associated with corporate sustainability.

Related Party Matters

The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest between us, on the one hand, and PNMAC Capital Management, LLC, or our Manager, PennyMac Loan Services, LLC, or our Servicer, their affiliates or any other identified related party, on the other hand.

Risk

The Risk Committee oversees our Manager’s enterprise risk management function in relation to our Company and focuses on credit risk, mortgage compliance risk and operational risk, including cybersecurity risk.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

Committees of the Board of Trustees

Our Board has established six principal committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, the Related Party Matters Committee and the Risk Committee. In addition to the standing committees described above, our Board may also establish ad hoc committees for limited periods of time in order to address particular matters. Our Board committees have also adopted written charters that govern their conduct, each of which is available on our website at www.pennymac-reit.com.

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CORPORATE GOVERNANCE

The current chairs and members of the committees are identified in the following table:

Trustee	Audit	Compensation	Finance	Nominating and Corporate Governance	Related Party Matters	Risk

Non-Management Trustees

Scott W. Carnahan	X		X		CC

Preston DuFauchard*		X	X	X	X	CC

Randall D. Hadley	CC				X

Nancy McAllister		CC	CC			X

Stacey D. Stewart		X		CC

Marianne Sullivan	X			X		X

Management Trustee

David A. Spector†

† – Chairman

* – Independent Lead Trustee

CC – Committee Chair

The primary responsibilities, membership and meeting information for the committees of our Board during 2020 are summarized below:

Audit Committee	Primary Responsibilities
Members:

The Audit Committee assists our Board in overseeing:

•  our accounting and financial reporting processes;

•  the integrity and audits of our financial statements;

•  our internal control function;

•  our compliance with related legal and regulatory requirements;

•  the effectiveness of our compliance programs as they relate to applicable laws and regulations governing securities, financial and accounting matters;

•  the qualifications and independence of our independent registered public accounting firm; and

•  the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, reviewing and discussing management’s discussion and analysis of financial condition and results of operations to be included in our SEC filings, the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Randall D. Hadley, Chair Scott W. Carnahan Marianne Sullivan
Meetings in 2020: 9

Mr. Hadley and Mr. Carnahan are each an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE.

Our Board has determined that all of the trustees serving on the Audit Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Audit Committee, please see the section below entitled “Report of the Audit Committee.”

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CORPORATE GOVERNANCE

Compensation Committee	Primary Responsibilities
Members:

The principal functions of the Compensation Committee are to:

•  evaluate the performance of our Chief Executive Officer and other executive officers;

•  review and/or recommend to the Board the compensation of our Chief Executive Officer and other executive officers;

•  adopt and administer the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

•  review and recommend to the Board compensation plans, policies and programs;

•  prepare the compensation committee report on executive compensation to be included in our annual proxy statement;

•  review and discuss our Company’s compensation discussion and analysis to be included in our Company’s annual proxy statement;

•  recommend to the Board the compensation for our independent trustees; and

•  administer the issuance of any securities under our equity incentive plans.

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law.

Nancy McAllister, Chair Preston DuFauchard Stacey D. Stewart
Meetings in 2020: 7

Our Board has determined that all of the trustees serving on the Compensation Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

Finance Committee	Primary Responsibilities
Members:

The Finance Committee is responsible for overseeing the financial objectives, policies, procedures and activities of our Company, including a review of our capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

•  review, assess and monitor our capital structure, liquidity, capital adequacy and reserves;

•  review and assess any policies we may establish from time to time that relate to our liquidity management, capital structure and dividend approvals;

•  review our short- and long-term investment strategy, investment policies and the performance of our investments;

•  review our mortgage loan sale and securitization activities;

•  monitor our capital budget; and

•  review our policies and procedures on derivatives transactions.

Nancy McAllister, Chair Scott W. Carnahan Preston DuFauchard
Meetings in 2020: 5
Our Board has determined that all of the trustees serving on the Finance Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee	Primary Responsibilities
Members:

The principal functions of the Nominating and Corporate Governance Committee are to:

•  seek, consider and recommend to the full Board qualified candidates for election as trustees and then recommend nominees for election as trustees at the annual meeting of shareholders;

•  recommend to the Board individuals qualified to be appointed as our Company’s executive officers;

•  periodically prepare and submit to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for trustee nominees;

•  review and make recommendations to our Board on matters involving the general operation of our Board and our corporate governance guidelines;

•  annually recommend to our Board nominees for each of its committees;

•  annually facilitate the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board; and

•  oversee our policies, practices and initiatives regarding corporate sustainability.

Stacey D. Stewart, Chair Preston DuFauchard Marianne Sullivan
Meetings in 2020: 4
Our Board has determined that all of the trustees serving on the Nominating and Corporate Governance Committee are independent under the applicable rules of the NYSE.

Related Party Matters Committee	Primary Responsibilities
Members:

The principal functions of the Related Party Matters Committee are to:

•  establish policies and procedures related to the identification and management of certain transactions, and resolve other potential conflicts of interest, between us and any of our subsidiaries, on the one hand, and our Manager, our Servicer and their affiliates, on the other hand;

•  establish policies and procedures related to the identification of any other transactions in which certain related parties, including our trustees, executive officers and their family members, have a direct or indirect interest;

•  oversee and administer all such policies; and

•  review, approve and, if necessary, make recommendations to the Board regarding all such transactions, including, but not limited to, our management agreement, flow servicing agreement, mortgage banking services agreement, MSR recapture agreement and master spread acquisition and MSR servicing agreements with our Manager, our Servicer and their affiliates, and any amendments of or extensions to such agreements.

Since 2013, Mr. Joseph Sturtevant has been engaged by the Related Party Matters Committee as its outside independent consultant. In such role, Mr. Sturtevant provides the Related Party Matters Committee with financial consulting relating to, and monitoring and analysis of, our various fee arrangements and related party transactions with our Manager, our Servicer and their affiliates.

Scott W. Carnahan, Chair Preston DuFauchard Randall D. Hadley
Meetings in 2020: 5
Our Board has determined that all of the trustees serving on the Related Party Matters Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Risk Committee	Primary Responsibilities
Members:

The principal function of the Risk Committee is to assist our Board in fulfilling its oversight responsibilities relating to: (i) our Company’s aggregate risk profile; (ii) specific risks expressly delegated to the Risk Committee, including credit risk, mortgage compliance risk, and operational risk; and (iii) the approach utilized by our Manager for assessing, monitoring and controlling such aggregate and specific risks. In carrying out its duties, the responsibilities of the Risk Committee include, but are not limited to, the following:

•  reviewing, discussing and overseeing our Manager’s establishment and operation of its enterprise risk management (and any significant changes thereto) in relation to our Company;

•  reviewing annually a schedule of all identified risks facing our Company and the alignment of such risks with the Manager’s management committees and committees of our Board;

•  reviewing annually our Manager’s enterprise risk management policy;

•  reviewing and overseeing credit risk, mortgage compliance risk, and operational risk (including regular reviews of risks arising from cybersecurity and data privacy), as well as the establishment and operation of policies and procedures and remediation for any deficiencies with respect to such specific risks; and

•  directing our Manager to evaluate the effectiveness of its risk management.

Preston DuFauchard, Chair Nancy McAllister Marianne Sullivan
Meetings in 2020: 4
Our Board has determined that all of the trustees serving on the Risk Committee are independent under the applicable rules of the NYSE.

Board of Trustees and Committee Meetings

During Fiscal 2020, our Board held 21 meetings, nine of which related to the ongoing COVID-19 pandemic. All trustees are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each incumbent trustee attended at least 75% of the aggregate number of meetings held in Fiscal 2020 for the period during which such trustee served with respect to meetings of our Board and each committee on which such trustee served.

Executive Sessions of the Independent Trustees

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent trustees meet in executive session without management on a regularly scheduled basis. These executive sessions, which are designed to promote unfettered discussions among our independent trustees, are presided over by the independent lead trustee, Mr. DuFauchard.

Attendance by Members of our Board of Trustees at the 2020 Annual Meeting of Shareholders

We expect each member of the Board to attend our annual meetings of shareholders except for absences due to causes beyond the reasonable control of the trustee. All incumbent trustees attended the 2020 annual meeting of shareholders.

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CORPORATE GOVERNANCE

Board Evaluations

The charters of each of the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, Related Party Matters Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual board assessment process and the implementation of the annual committee assessments. The performance evaluations are sometimes conducted by the Chair of the Nominating and Corporate Governance Committee; however, the Nominating and Corporate Governance will engage an external evaluator no less frequently than every three years. The key areas of focus for the evaluation are Board operations, Board accountability and committee performance. The results of the evaluation are reviewed with each respective committee and the full Board. Below is an example of a typical external evaluator led board evaluation.

Commencement	Evaluation	Analysis	Findings	Follow-Up
The Nominating and Corporate Governance Chair engages an outside law firm and they jointly develop a comprehensive questionnaire to serve as the basis for the interview with each trustee.	Questionnaires are distributed and the outside law firm interviews each trustee, soliciting feedback on the effectiveness of the Board and the trustees individually including on board size, compositions, board and committee structure and overall performance.	The outside law firm synthesizes the interview discussions and prepares a summary of findings and themes for the Nominating and Corporate Governance Committee, working with the Chair.

The outside law firm and Chair present their findings and themes to the Nominating and Corporate Governance Committee, which discuss the findings. The Nominating and Corporate Governance Committee Chair then present the findings to the Board.

Results requiring additional considerations are addressed at subsequent meetings and reported back to the Board, where appropriate.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our employees, officers and trustees.

In addition, we have adopted a Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers, which sets forth specific policies to guide these individuals in the performance of their duties. The Code of Business Conduct and Ethics and the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers are available on our website at www.pennymac-reit.com. Our employees, officers and trustees are also encouraged to anonymously report suspected violations of the Code of Business Conduct and Ethics through various means, including a toll-free hotline available 24 hour, 7 days a week.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, available on our website at www.pennymac-reit.com, which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company. In connection with the change to a majority voting standard in our recently adopted Second Amended and Restated Bylaws, our Board also amended and restated our Corporate Governance Guidelines to provide that if any nominee for trustee fails to receive a majority vote for election or re-election, if so required, the trustee will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Our Focus on Corporate Sustainability and ESG

Commitment to Advancing Corporate Sustainability ESG Priorities in Alignment with our Strategic Objectives. With oversight from our Board, the Nominating and Corporate Governance Committee and the Risk Committee, we are committed to being responsive to our stakeholders as it relates to managing the environmental, social, and governance (ESG) impact of our business activities and continuously improving our corporate sustainability and ESG related disclosures. Our Board believes that it is important to establish a robust corporate sustainability and ESG program and framework that will support our corporate initiatives. This year, as part of our ongoing corporate sustainability and ESG program, we expect to issue another corporate sustainability report that will include additional Sustainability Accounting Standards Board (SASB) industry-specific standards relevant to the mortgage finance industry, as well as other relevant standards and guidelines.

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CORPORATE GOVERNANCE

We strive not only to drive high operational and financial performance but also to serve a greater social purpose through our core businesses, which are centered on the essential public good of homeownership. Mortgage banking allows us to serve our customers throughout the country by facilitating home purchases, refinancings that make homes more affordable, and, when necessary, loss mitigation alternatives designed to avoid foreclosure and keep our customers and their families in their homes.

We also encourage and support principles of corporate sustainability through Board governance best practices, in our operations and throughout our communities. Corporate sustainability goals are included in our Manager’s annual corporate strategic plan and are linked to compensation, including variable pay, where applicable. We believe these principles promote the sustainable, long-term growth of our organization for the benefit of our shareholders and the housing industry for the benefit of our customers, improving the environment in which we live. We hold ourselves and our Manager accountable for managing the ESG impact of our business activities through a number of initiatives.

Corporate Sustainability and ESG Governance. Our Nominating and Corporate Governance Committee has specific oversight responsibility relating to our corporate sustainability and ESG practices, including environmental stewardship, human capital management (including diversity and inclusion, talent management and employee engagement), community involvement and corporate governance, and, as appropriate, will make recommendations to our full Board. In addition, our Compensation Committee has oversight of talent management and our compensation programs and our Risk Committee has oversight of our enterprise risk management framework. Our Board has established a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for our shareholders.

Environmental Sustainability. We and our Manager seek to operate our facilities in an environmentally sustainable manner that manages our impact on the environment by investing in sustainable products and services, committing to increased waste recycling, focusing on energy efficiency and engaging in conservative water consumption practices. We and our Manager are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment.

Board Diversity. Currently, three women serve on our Board, representing 43% of our total Board members. In addition, we have a number of trustees who represent other diverse backgrounds and experiences including two trustees of African-American heritage. Our Board believes that these sorts of diversity factors are essential in promoting our long-term sustainable growth. Our Board maintains a policy regarding the evaluation of trustee candidates which states that the Board in its selection of trustee candidates will consider the overall Board balance of diversity of viewpoints, backgrounds and experiences. Our Board has also established trustee selection criteria which provides that the Board in its selection of trustee candidates will consider factors that contribute to Board diversity in the broadest sense, including gender, ethnicity, geography, education, and personal and professional experiences.

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CORPORATE GOVERNANCE

Workforce Diversity and Inclusion. We and our Manager believe that building a diverse and inclusive, high-performing workforce where our employees bring varied perspectives and experiences to work every day creates a positive influence in our workplace, community and business operations. At the end of Fiscal 2020, our Manager’s workforce was 53.3% female and 46.7% male, and the ethnicity of our workforce was 43.7% White, 23.4% Hispanic or Latino, 16.8% Black and African American, 10.3% Asian and 5.8% other. Our Board, our Nominating and Corporate Governance Committee and our Risk Committee provide regular oversight on our corporate sustainability, diversity and inclusion programs and initiatives. During 2020, our Manager established leadership goals and created customized initiatives that focused on our continued effort to increase the number of women and underrepresented minorities in management positions throughout its business divisions. As part of our efforts to help foster a more inclusive workplace for all, our Manager established the wEMRG (Women Empowering Mentorships, Relationships, and Growth) program to emphasize career growth, networking, and learning opportunities for women at the management level. Our Manager also established the vEMRG (Veterans Engaging Mentorships, Relationships, and Growth) program to further its efforts to hire, support, and create a more inclusive culture for our community of veterans and military families. Our Manager also fosters a more inclusive culture through a variety of other diversity and inclusion initiatives, including corporate training, special events, community outreach and corporate philanthropy.

Talent Management and Employee Wellbeing. We and our Manager believe in attracting, developing and engaging the best talent, while providing a supportive work environment that prioritizes the financial, physical and emotional well-being and the safety of our employees. We and our Manager are committed to ensuring that all employees have access to career advancement opportunities and recognize the importance of providing development networks and relationships that help foster continued growth and learning. Employees receive regular training to help further enhance their career development objectives and we also actively manage an enterprise-wide mentoring program. Our Manager’s employee compensation programs are designed to motivate and reward individuals who possess the necessary skills to support our business strategy and create long-term value for our shareholders. Our Manager’s employee compensation may include base salary, annual cash incentives, and long-term equity incentives, as well as life and health insurance and 401(k) plan matching contributions. Our Manager offers a quality and comprehensive selection of health and welfare benefits to eligible employees and have partnered with an external vendor to establish a comprehensive, fully integrated wellness program designed to enhance the productivity of our employees. Finally, our Manager has a dedicated team of employees who manage and support programs and initiatives that address a number of common workplace safety, health and security concerns across the organization.

Community Involvement. Our Manager’s corporate philanthropy program is governed by a philosophy of giving that prioritizes the support of causes and issues that are important in our local communities, and drives a culture of employee engagement and collaboration throughout our and our Manager’s organization. Our Manager is committed to empowering its employees to be a positive influence in the communities where we live and serve, and believe that this commitment supports our and our Manager’s efforts to attract and engage employees and improve retention. During the 2020 fiscal year, our Manager established the PennyMac Corporate Giving Fund to support several local and national charitable organizations whose missions align with our core values, strategic vision and/or philanthropic focus areas.

Communications with our Board of Trustees

Our shareholders and other interested persons may send written communications to the Board, committees of the Board and individual trustees (including our independent lead trustee or the independent/non-management trustees as a group) by mailing those communications to:

[Specified Addressee]

c/o PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, California 91361

Email: investorrelations@pnmac.com

Attention: Investor Relations

Generally, these communications are sent by us directly to the specified addressee. Any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board, may not be forwarded.

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PROPOSAL I – ELECTION OF TRUSTEES

Proposal I – Election of Trustees

We have seven trustees. Mr. Kurland, our founder and non-executive Chairman died on January 23, 2021 and Mr. Willey resigned from the Board on August 24, 2020. We are grateful to both Mr. Kurland and Mr. Willey for their past services to the Company. We have three classes of trustees. The Board has nominated David A. Spector and Randall D. Hadley for election as Class III trustees, and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If our Class III trustees are elected at this year’s Annual Meeting, they will serve until our annual meeting of shareholders in 2024 and until their successors have been duly elected and qualified. Our Class I trustees will serve until our annual meeting of shareholders in 2022 and until their successors have been duly elected and qualified. Our Class II trustees will serve until our annual meeting of shareholders in 2023 and until their successors have been duly elected and qualified.

Because this is considered an uncontested election under our Company’s Second Amended and Restated Bylaws, a nominee for trustee is elected to the Board if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted for such nominee’s election exceeds the number of shares voted against such nominee’s election. Abstentions and broker non-votes will not affect the election of trustees. In tabulating the voting results for the election of trustees, only “FOR” and “AGAINST” votes are counted. If an incumbent trustee receives a greater number of votes against his or her election than votes for such election, such trustee shall tender his or her resignation as provided in our Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee of the Board will then act on an expedited basis to determine whether to accept the trustee’s tendered resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee and the Board will consider any factors they deem relevant.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR DAVID A. SPECTOR AND RANDALL D HADLEY AS TRUSTEES TO SERVE UNTIL OUR 2024 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following paragraphs provide the name and age of each trustee, as well as each trustee’s business experience over the last five years or more. Immediately following the description of each trustee’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the trustee should serve on our Board.

Name	Age	Position

David A. Spector	58	Chairman

Scott W. Carnahan	67	Trustee

Preston DuFauchard	64	Independent Lead Trustee

Randall D. Hadley	77	Trustee

Nancy McAllister	61	Trustee

Stacey D. Stewart	57	Trustee

Marianne Sullivan	55	Trustee

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PROPOSAL I – ELECTION OF TRUSTEES

Trustee Nominees

Class III Trustees – Term to Expire in 2021

DAVID A. SPECTOR

Mr. Spector has been a member of our Board since our formation in May 2009 and has been our Chairman and Chief Executive Officer since February 2021 and prior thereto as our President and Chief Executive Officer since January 2017. He served as our executive managing director, president and chief operating officer from February 2016 through December 2016 and, prior thereto, as president and chief operating officer since May 2009. He has also been the chairman and chief executive officer of PFSI since February 2021 and, prior thereto, as PFSI’s president and chief executive officer since January 2017, as executive managing director, president and chief operating officer of PFSI from February 2016 until December 2016, and president and chief operating officer of PFSI from February 2013 to February 2016. Mr. Spector has also served in a variety of similar executive positions at PNMAC from its founding in January 2008. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as a member of our executive management team and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Board Member Since: 2009 Age: 58

RANDALL D. HADLEY

Mr. Hadley has been a member of our Board since August 2009. Mr. Hadley was a CPA and partner of Grant Thornton LLP, an accounting firm, including nine years as regional director of professional standards, before retiring in July 2003. He advised both public and private entities while at Grant Thornton LLP and provided various consulting services to the accounting firm following his retirement through July 2011. Mr. Hadley holds a BS from Wright State University. We believe Mr. Hadley is qualified to serve on our Board because he is a financial and accounting expert with over 40 years of wide-ranging accounting and auditing experience, including extensive experience in mortgage banking.

Board Member Since: 2009 Age: 77
Committees: • Audit (Chair) • Related Party Matters

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PROPOSAL I – ELECTION OF TRUSTEES

Continuing Trustees

Class I Trustees –Term to Expire in 2022

SCOTT W. CARNAHAN

Mr. Carnahan has been a member of our Board since August 2009. Mr. Carnahan has served as senior managing director at FTI Consulting, Inc., a global business advisory firm, since May 2014. Prior thereto, Mr. Carnahan had provided financial and accounting consulting services to various financial institutions since April 2007. From 1992 to 1998 and from 2000 to March 2007, Mr. Carnahan was an audit and consulting partner at the professional services firm of KPMG LLP. Mr. Carnahan holds a BA and an MBA from the University of California, Irvine and is a CPA. We believe Mr. Carnahan is qualified to serve on our Board because he has both accounting and financial expertise, due to his experience at KPMG LLP, as well as a fundamental understanding of the mortgage lending business.

Board Member Since: 2009 Age: 67
Committees: • Audit • Finance • Related Party Matters (Chair)

MARIANNE SULLIVAN

Ms. Sullivan has been a member of our Board since September 2017. Since January 2017, Ms. Sullivan has served as founder and chief strategy consultant of OptimX Advisors, Inc., a consulting firm to the U.S. mortgage industry. Prior thereto, Ms. Sullivan served for 24 years in a variety of executive positions including senior vice president, single-family strategic initiatives and business capabilities, and senior vice president, single-family chief risk officer at Fannie Mae, a government-sponsored enterprise (GSE) that partners with lenders to create housing opportunities for families across the country. Ms. Sullivan currently serves on the boards of directors of Finicity, Ardley Technologies, Inc., and Sagent. Ms. Sullivan received a B.S. degree in Business Administration with a concentration in accounting from Georgetown University. We believe Ms. Sullivan is qualified to serve on our Board because she is an experienced executive with a strong business background in the housing finance sector.

Board Member Since: 2017 Age: 55
Committees: • Audit • Nominating and Corporate Governance • Risk

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PROPOSAL I – ELECTION OF TRUSTEES

Class II Trustees – Term to Expire in 2023

PRESTON DUFAUCHARD Independent Lead Trustee

Mr. DuFauchard has been a member of our Board since November 2012. Mr. DuFauchard is also our independent lead trustee. Since August 2018, Mr. DuFauchard has served as the chief executive officer of West Oakland Health Council. Prior thereto from February 2017 to August 2018, he served as an independent consultant. From April 2016 until February 2017, he served as general counsel of Robertson Stephens, a global investment advisory firm for high net worth individuals, family offices, institutions and corporations. Prior thereto, Mr. DuFauchard had served as an independent consultant since January 2012. From 2006 through December 2011, Mr. DuFauchard served as the commissioner of the California Department of Corporations. From 1997 to 2006, Mr. DuFauchard was employed at Bank of America Corporation, a diversified financial services firm, where he held the title of assistant general counsel. Mr. DuFauchard holds a BA from Stanford University and a JD from the University of California, Berkeley School of Law. We believe Mr. DuFauchard is qualified to serve on our Board because of his strong business experience and leadership as the chief executive officer of a state agency, his extensive legal and regulatory background, and his understanding of the mortgage banking business.

Board Member Since: 2012 Age: 64
Committees: • Compensation • Finance • Nominating and Corporate Governance • Related Party Matters • Risk (Chair)

NANCY MCALLISTER

Ms. McAllister has been a member of our Board since November 2012. Ms. McAllister has served as a senior advisor of Star Mountain Capital, LLC and Star Mountain Stimulus Fund, L.P., private equity firms that invest in small and medium size businesses, since April 2013. From November 2008 through May 2011, Ms. McAllister served as a managing director in the financial institutions group of Credit Suisse Securities (USA) LLC, a diversified financial services firm. From 1991 to September 2008, Ms. McAllister was employed by Lehman Brothers, Inc., where she held a variety of executive positions, including managing director and co-head of the depository institutions and debt capital markets groups. Ms. McAllister has served on the board of directors of People’s United Financial, Inc., a diversified financial services company, since September 2013. Ms. McAllister holds a BA from the University of Virginia. We believe Ms. McAllister is qualified to serve on our Board because she is a seasoned business executive with deep knowledge of the capital markets and significant experience in financial services, including investment banking.

Board Member Since: 2012 Age: 61
Committees: • Compensation (Chair) • Finance (Chair) • Risk

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PROPOSAL I – ELECTION OF TRUSTEES

STACEY D. STEWART

Ms. Stewart has been a member of our Board since August 2009. She has served as president of the March of Dimes Foundation, a leading nonprofit organization, since November 2016. From June 2009 to November 2016, Ms. Stewart served in a variety of executive positions, including president of United States operations and executive vice president for Community Impact Leadership and Learning, at United Way Worldwide, the world’s largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government-sponsored enterprise that supports liquidity and stability in the secondary mortgage market. Ms. Stewart holds an AB from Georgetown University and an MBA from the University of Michigan. We believe Ms. Stewart is qualified to serve on our Board because of her strong experience in the mortgage sector and proven leadership of charitable organizations, the primary focus of which is housing and homeownership within underprivileged communities.

Board Member Since: 2009 Age: 57
Committees: • Compensation • Nominating and Corporate Governance (Chair)

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PROPOSAL I – ELECTION OF TRUSTEES

Non-Management Trustee Compensation

The Compensation Committee reviews and recommends to our Board the form and level of trustee compensation and seeks outside advice from our independent compensation consultants on market practices when changes are contemplated. Trustee compensation was reviewed during September 2020 by our independent compensation consultant relative to certain peer companies and selected companies within the S&P 500 and Russell 3000 indexes. Our independent compensation consultant recommended an increase in the Base Annual Retainer and non-management trustee annual RSU grant as described below. The compensation program for our non-management trustees is intended to be competitive and fair so that we can attract the best talent to our Board, and recognize the time and effort required of a trustee given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have share ownership guidelines to align the trustees’ interests with our shareholders’ interests and to motivate our trustees to focus on our long-term growth and success. Any management trustee who is an executive officer of our Manager or its affiliates is not paid any fees for serving on our Board or for attending Board meetings.

The following table summarizes the annual retainer fees of our non-management trustees as of the end of Fiscal 2020. These are the same as the annual retainer fees for Fiscal 2019, except the Base Annual Retainer for Fiscal 2020 was increased from $80,000 to $90,000.

Base Annual Retainer, all non-management trustees	$90,000

Additional Base Annual Retainer, independent lead trustee	$20,000

Base Annual Retainer, all non-management committee members:

Audit Committee	$7,750

Compensation Committee	$7,750

Finance Committee	$7,750

Nominating and Corporate Governance Committee	$5,750

Related Party Matters Committee	$5,750

Risk Committee	$7,750

Additional Annual Retainer, all committee chairs:

Audit Committee	$10,750

Compensation Committee	$10,750

Finance Committee	$10,750

Nominating and Corporate Governance Committee	$7,750

Related Party Matters Committee	$7,750

Risk Committee	$10,750

In addition, our trustees are eligible to receive certain types of equity-based awards under our 2020 Plan. During Fiscal 2020, each of Messrs. Carnahan, DuFauchard, Hadley and Willey and Mmes. McAllister, Stewart and Sullivan received a grant of 4,259 time-based restricted share units, or RSUs, on March 3, 2020 with a grant date fair value of approximately $92,000. These RSUs vest in three equal installments beginning on the first anniversary of the grant date and entitle the recipient thereof to receive dividend equivalents during the vesting period. Prior to the vesting of an RSU, such RSU is generally subject to forfeiture upon termination of service to us.

In addition, each independent trustee newly elected or appointed to our Board generally is entitled to receive a one-time initial RSU grant with a grant date fair value of approximately $102,000 in RSUs (annualized for the annual equity award cycle). Further, all members of our Board will be reimbursed for their reasonable out-of-pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions. For Fiscal 2020, the non-management trustee annual RSU grant was increased from $92,000 to $102,000.

Policy Regarding Receipt of Shares in Lieu of Cash Trustee Fees. During 2014, our Board adopted a policy whereby non-management trustee fees may be paid in cash or common shares at the election of each non-management trustee. The number of common shares delivered in lieu of any cash payment of trustee fees shall be equivalent in value to the amount of forgone trustee fees divided by the fair market value (as defined in our 2019 Equity Incentive Plan, or 2019 Plan) of a common share on the day on which the trustee fees otherwise would have been paid in cash to the non-management trustee, rounded down to the nearest whole share. None of our trustees have elected to be paid in common shares.

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PROPOSAL I – ELECTION OF TRUSTEES

Accelerated Vesting. Prior to vesting, an RSU granted to a non-management trustee is generally subject to forfeiture upon termination of service to us if such termination is for cause. Upon a termination of service to us other than for cause, a change in control or the termination of our management agreement other than for cause (as defined in our management agreement), any RSU held by non-management trustees not previously vested shall become fully vested and will be settled in our common shares. The term of our management agreement expires on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

2020 Trustee Compensation Table

The table below summarizes the compensation earned by each non-management trustee who served on our Board for Fiscal 2020.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

Scott W. Carnahan	111,962	92,000	203,962

Preston DuFauchard	133,665	92,000	225,665

Randall D. Hadley	110,124	92,000	202,124

Nancy McAllister	118,685	92,000	210,685

Stacey D. Stewart	104,212	92,000	196,212

Marianne Sullivan	104,212	92,000	196,212

Frank P. Willey(4)	81,332	92,000	173,332

(1)

Mr. Spector, our Chairman and Chief Executive Officer, is not included in this table as he is an officer of our Company and thus receives no additional compensation for his services as trustee. Mr. Kurland served as our Executive Chairman through May 14, 2020 whereupon he was appointed the Company’s non-executive Chairman by the Board. Fees earned by Mr. Kurland for his service as non-executive Chairman of the Board in Fiscal 2020 are reflected in the “Salary” column of the “2020 Summary Compensation Table.” Messrs. Kurland and Spector received compensation as officers of our Company for Fiscal 2020 as shown in the “2020 Summary Compensation Table.”

(2)	Reflects fees earned by the trustee in Fiscal 2020, whether or not paid in such year.
(3)

Reflects the full grant date fair value, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, of RSUs granted to Messrs. Carnahan, DuFauchard, Hadley and Willey and Mmes. McAllister, Stewart and Sullivan on March 3, 2020. For more information on the assumptions used in our estimates of value, please refer to Note 26—Share-Based Compensation Plans in our Annual Report on Form 10-K, filed on February 21, 2020. As of December 31, 2020, Messrs. Carnahan, DuFauchard, Hadley and Mms. McAllister, Stewart and Sullivan each held 4,259 RSUs.

(4)	Mr. Willey resigned from the Board effective September 25, 2020.

Non-Management Trustee Share Ownership Guidelines

Non-management trustees are subject to robust share ownership guidelines that require each such trustee to hold common shares and unvested RSUs with an aggregate market value equal to at least five times the base annual retainer. Non-management trustees are expected to meet the ownership guidelines within five years from the date of appointment or election to our Board. Each non-management trustee is in compliance with our share ownership guidelines. The Nominating and Corporate Governance Committee will annually review each trustee’s progress toward meeting the share ownership guidelines.

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AUDIT MATTERS

Audit Matters

Report of the Audit Committee

The Board of Trustees has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Messrs. Hadley and Carnahan are “audit committee financial experts” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit Committee met nine times in 2020. The Audit Committee’s agenda is established by the Chairman of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm and reviewed with the Company’s Chief Financial Officer and Deloitte the overall audit scope and plans, the results of the external audit examination, evaluations by the independent registered public accounting firm of the Company’s internal controls and the quality of its financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee received and discussed with Deloitte its annual written report on its independence from the Company and its management, which is made pursuant to applicable requirements of the PCAOB, and considered with Deloitte whether the provision of non-audit services is compatible with its independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the Company’s independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and on the effectiveness of its internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the reports of Deloitte, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021.

The foregoing report has been furnished by the current members of the Audit Committee:

Randall D. Hadley, Chair

Scott W. Carnahan

Marianne Sullivan

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AUDIT MATTERS

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2020 and Fiscal 2019, Deloitte provided other audit-related and non-audit-related services for us during these years.

Fees to Registered Public Accounting Firm for 2020 and 2019

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2020 and Fiscal 2019.

	2020	2019

Audit Fees(1)	$2,524,335	$2,314,006

Audit-Related Fees(2)	131,250	285,606

Tax Fees(3)	242,118	247,490

All Other Fees(4)	85,000	127,500

Total	$2,982,703	$2,947,602

(1)

Audit Fees consist of fees for professional services rendered during the audit of our annual consolidated financial statements and our internal control over financial reporting, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of the annual financial statements of certain of our subsidiaries.

(2)

Audit-Related Fees consist of fees for professional services provided for the review of our automatic shelf registration statement on Form S-3, including any amendments, the issuance of comfort letters and consents in connection with SEC filings and other compliance related testing.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.
(4)	All Other Fees consist of certain agreed upon procedures related to certain of our financing transactions.

Pre-Approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2020 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting.

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PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal II—Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee is presenting a proposal to ratify its appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation in May 2009. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF TRUSTEES AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

| 2021 Proxy Statement	25

SECURITY OWNERSHIP INFORMATION

Security Ownership Information

Security Ownership of Officers and Trustees

The following table sets forth certain information as of March 30, 2021 relating to the beneficial ownership of our common shares by (1) each of our named executive officers, (2) each of our current trustees and trustee nominees, and (3) all of our current trustees and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Common Shares Beneficially Owned(1)
Executive Officers and Trustees	Number	Percentage
David A. Spector	151,516	*
Scott W. Carnahan(2)	111,953	*
Preston DuFauchard	24,790	*
Randall D. Hadley(3)	47,458	*
Nancy McAllister(4)	48,074	*
Stacey D. Stewart	23,412	*
Marianne Sullivan(5)	104,611	*
Doug Jones	57,591	*
Vandad Fartaj	95,460	*
Andrew S. Chang	88,050	*
All trustees, trustee nominees and executive officers as a group (12 persons)	822,620	.84%

*	Represents less than 1.0% of the common shares outstanding as of the record date.
(1)

Based on 97,938,350 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security.

(2)	Includes 12,608 common shares owned by the Carnahan Black Pearl Partnership and 49,507 common shares held in various retirement accounts.
(3)	Includes 8,000 common shares owned by the Randall and Maureen Hadley Family 2001 Trust.
(4)	Includes 12,366 common shares owned by Nancy McAllister and Richard M. Card as JTWROS.
(5)	Includes 47,077 common shares owned by the Marianne E. Sullivan Revocable Trust and 49,951 common shares held in various retirement accounts.

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SECURITY OWNERSHIP INFORMATION

Security Ownership of Other Beneficial Owners

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person or entity known to our Company to be the beneficial owner of more than five percent of our common shares, based on our review of publicly available statements of beneficial ownership filed with the SEC on Schedule 13G as of the record date.

	Common Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percentage
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	17,729,159	18.1%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,366,804	10.6%

(1)

Based on 97,938,350 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security.

(2)

As reported in Schedule 13G filed with the SEC on January 25, 2021, BlackRock, Inc. disclosed that it had the sole voting power over 17,568,600 common shares and sole dispositive power over 17,729,159 common shares as of December 31, 2020.

(3)

As reported in Amendment No. 8 to Schedule 13G filed with the SEC on February 10, 2021, The Vanguard Group disclosed that it had shared voting power over 100,631 common shares, sole dispositive power over 10,190,630 common shares and shared dispositive power over 176,174 common shares as of December 31, 2020.

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EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers and Executive Compensation

Our Executive Officers

The following sets forth certain information with respect to our current executive officers:

Name	Age	Position Held with the Company
David A. Spector	58	Chairman and Chief Executive Officer
Andrew S. Chang	43	Senior Managing Director and Chief Operating Officer
Vandad Fartaj	46	Senior Managing Director and Chief Investment Officer
Doug Jones	64	President and Chief Mortgage Banking Officer
Daniel S. Perotti	40	Senior Managing Director and Chief Financial Officer
Derek W. Stark	53	Senior Managing Director, Chief Legal Officer and Secretary

Biographical information for Mr. Spector is provided above under the caption “Proposal I—Election of Trustees.” Certain biographical information for the other executive officers is set forth below.

Andrew S. Chang. Mr. Chang, age 43, has been our Senior Managing Director and Chief Operating Officer since January 2021. Mr. Chang oversees finance and enterprise operations, including marketing, human resources, corporate administration and regulatory relations; information technology; enterprise risk; and strategic planning and corporate sustainability. Prior thereto, he served as our Senior Managing Director and Chief Financial Officer from January 2017 through December 2020, our Senior Managing Director and Chief Business Development Officer from February 2016 through December 2016 and our Chief Business Development Officer from February 2013 to February 2016. Mr. Chang also has served in a variety of similar executive positions at PNMAC since May 2008. Prior to joining PNMAC, Mr. Chang was employed at BlackRock as a senior member in its advisory services practice from 2005 to 2008, and was employed at McKinsey & Company as a management consultant from 1999 to 2005. Mr. Chang earned an A.B. magna cum laude with highest honors in biology from Harvard University. Mr. Chang is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj, age 46, has been our Senior Managing Director and Chief Investment Officer since September 2018. Prior thereto, he served as Senior Managing Director and Chief Capital Markets Officer from February 2016 to September 2018 and as Chief Capital Markets Officer from February 2013 to February 2016. Mr. Fartaj also has served in a variety of similar executive positions at PNMAC since April 2008. Mr. Fartaj is responsible for all capital markets and investment-related activities, including the development and execution of investment strategies, secondary marketing, hedging activities, research, and capital markets strategies with government-sponsored enterprises. In addition, Mr. Fartaj is responsible for developing and managing relationships with Wall Street broker-dealers and fixed income investors. Prior to joining PNMAC, from November 1999 to April 2008, Mr. Fartaj was employed in a variety of positions at Countrywide Securities Corporation, including managing the strategy and execution of the whole loan conduit. Mr. Fartaj is an experienced mortgage banking executive with substantial experience in capital markets, mortgage-related investments, and interest rate and credit risk management.

Doug Jones. Mr. Jones, age 64, has been our President and Chief Mortgage Banking Officer since March 2021. Prior thereto, he served as the Company’s Senior Managing Director and Chief Mortgage Banking Officer since January 2017, the Senior Managing Director and Chief Institutional Mortgage Banking Officer from February 2016 through December 2016, the Chief Institutional Mortgage Banking Officer from March 2015 to February 2016, and the Chief Correspondent Lending Officer from February 2013 to March 2015. He has also served on the Company’s executive management team since 2012. Mr. Jones also has served in a variety of similar executive positions at PNMAC since June 2011. Mr. Jones is responsible for all business activities relating to our loan production and loan servicing operations. Prior to joining PNMAC, Mr. Jones worked in several executive positions, including senior managing director, correspondent lending, at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent production and warehouse lending businesses.

Daniel S. Perotti. Mr. Perotti, age 40, has been our Senior Managing Director and Chief Financial Officer since January 1, 2021. Prior thereto, he served as the Company’s Deputy Chief Financial Officer from January 2017 to December 2020, and served as the Company’s Chief Asset and Liability Management Officer among other positions at PNMAC since 2008. Mr. Perotti is responsible for overseeing the Company’s accounting and financial reporting, treasury operations, investor relations, financial planning and analysis, valuation of

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EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

investment assets, tax analysis, and Sarbanes-Oxley program. Prior to joining PNMAC, Mr. Perotti was employed at BlackRock and served as the head of the quantitative research team within its BlackRock Solutions business as well as in various other roles at BlackRock from 2002 to 2008. Mr. Perotti earned a B.A. in economics and computer science from Columbia University. Mr. Perotti is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Derek W. Stark. Mr. Stark, age 53, has been our Senior Managing Director, Chief Legal Officer and Secretary since February 2018. Mr. Stark is responsible for overseeing all of the Company’s legal management, including securities, corporate governance, corporate transactions, litigation and regulatory compliance, and he serves as the primary legal contact for the Company’s Board. Mr. Stark previously served as the Managing Director, General Counsel and Secretary among other executive positions at PNMAC since September 2009. Prior to joining PNMAC, and after leaving private practice, Mr. Stark served in a variety of executive positions, including Executive Vice President and Deputy General Counsel, from 1999 to 2008, at Countrywide. Mr. Stark earned a B.A. in Political Science from the University of California, Berkeley, and a J.D. from Loyola Law School, Los Angeles. Mr. Stark is an experienced legal executive with significant experience in corporate and securities law and mortgage banking.

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REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended that our Board of Trustees include the Compensation Discussion and Analysis in this Proxy Statement and our 2020 Annual Report on Form 10-K.

The Compensation Committee

Nancy McAllister, Chair

Preston DuFauchard

Stacey D. Stewart

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis provides a detailed description of our executive compensation program and policies, the material compensation decisions made under such program and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This narrative discussion should be read together with the compensation tables and related disclosures set forth below.

2020 Named Executive Officers

Our “named executive officers,” at the end of Fiscal 2020:

•	Stanford L. Kurland, Trustee, Non-Executive Chairman (former Executive Chairman through May 14, 2020);

•	David A. Spector, Trustee, Chairman and Chief Executive Officer; (former President and Chief Executive Officer as of the end of Fiscal 2020);

•	Doug Jones, President and Chief Mortgage Banking Officer (former Senior Managing Director and Chief Mortgage Banking Officer as of the end of Fiscal 2020);

•	Vandad Fartaj, Senior Managing Director and Chief Investment Officer; and

•	Andrew S. Chang, Senior Managing Director and Chief Operating Officer (former Senior Managing Director and Chief Financial Officer as of the end of Fiscal 2020).

Executive Summary of 2020 Compensation

Although our named executive officers are generally compensated by their employer, PNMAC, our Compensation Committee has granted, and may continue to grant, from time to time, equity-based awards designed to align the interests of employees of PNMAC who provide services to us with those of our stockholders, by allowing such employees, including our named executive officers, an opportunity to share in the creation of value for our stockholders through capital appreciation and dividends. Currently, these equity-based awards are in the form of performance-based restricted share units, or PSUs, and restricted share units, or RSUs, and are granted by our Compensation Committee in its discretion under our 2019 Plan. In order to ensure that our executive compensation program aligns with the interests of our shareholders and focuses on long-term performance we grant PSUs that vest only upon our Company’s satisfaction of performance measures tied to return on equity.

PSU and RSU awards granted to our named executive officers are designed to align their interests with those of our shareholders by providing each named executive officer providing services to us through PNMAC with an ownership or ownership-based interest in our Company and a stake in our long-term success. Our PSU and RSU awards are also designed to further motivate our named executive

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COMPENSATION DISCUSSION AND ANALYSIS

officers to achieve exceptional Company and individual performance and reward them for such performance through a long-term incentive structure that does not encourage excessive risk taking. We also believe that providing equity compensation to our named executive officers is appropriate given the risks and liability they undertake as named executive officers of a public company. We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals without excessive risk taking, thus benefiting our shareholders and generating long-term shareholder value.

2020 Say-on-Pay Vote and Engagement with Shareholders

At our 2020 annual meeting, approximately 98% of votes cast by our shareholders supported our say-on-pay advisory vote on executive compensation. In response to the 2020 say-on-pay advisory vote, our Compensation Committee and our full Board discussed such results, and agreed that we would continue to provide enhanced disclosure regarding the compensation paid to our named executive officers by not only our Manager but also PNMAC, which includes our Manager, our Servicer and their affiliates.

Shareholder outreach and solicitation of feedback continues to be an important component of our investor relations philosophy, and throughout 2020 we continued to maintain a regular dialogue with our shareholders. We engaged in conversations and meetings, including sell-side conferences, non-deal road shows and in-person or telephonic one-on-one meetings with our shareholder base, and continued to solicit their feedback regarding our governance framework and our executive compensation program.

As a result of engagement with shareholders and our reaction to their views in prior years, we established a number of compensation disclosure and governance best practices, including the following:

•

We provide enhanced disclosures set forth in the Compensation Discussion and Analysis section of this Proxy Statement regarding the executive compensation paid to our named executive officers by PNMAC;

•

We maintain a clawback policy regarding recoupment of incentive compensation that applies to all of our named executive officers and any other officer whose title is senior managing director and higher;

•	Our amended and restated bylaws provide for a majority voting standard in uncontested trustee elections with a plurality carve-out for contested trustee elections;

•	Our corporate governance guidelines provide for the resignation of any trustee who fails to receive a majority vote in an uncontested election; and

•

Our shareholders who have held at least 1% of our outstanding common shares for a period of at least one year have the right to submit a proposal to shareholders to amend our Company’s bylaws. In order to pass, any such proposal must be approved by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to such proposal.

Compensation Decisions Made in 2021

•

In response to investor feedback and commencing in Fiscal 2021, PSU performance awards will contain a second performance metric based on relative total shareholder return (TSR). Including a relative TSR performance metric will better align management incentives with shareholder goals of relative outperformance against a peer group.

Executive Compensation Paid by PFSI

We utilize an external management structure and have limited employees of our own; therefore, the management of our business and execution of our operations is performed on our behalf by our Manager, our Servicer and their affiliates pursuant to a management agreement and other related party agreements. This external management structure allows us to operate with more limited infrastructure, which reduces overhead costs and provides predictability regarding the operating expenses required to run our business. Through PFSI, we have access to greater infrastructure and resources than we might otherwise have if we were to internalize operations. Pursuant to the terms of our management agreement, our Manager earns a base management fee equal to the sum of (a) 1.5% per year of shareholders’ equity up to $2 billion, (b) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (c) 1.25% per year of shareholders’ equity in excess of $5 billion. Our Manager may also earn a performance incentive fee, both quarterly and in arrears, equal to: (a) 10% of the amount by which net income attributable to common shares of beneficial interest for the quarter exceeds (i) an 8% return on equity plus the high watermark (as defined under the heading “Management Agreement” in the “Certain Relationships and Related Transactions” section in this Proxy Statement), up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12%

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COMPENSATION DISCUSSION AND ANALYSIS

return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark. Our Manager earned approximately $34.5 million in base management fees and $0 in performance incentive fees in Fiscal 2020 in connection with work performed under our management agreement.

Our executive officers are employed by PFSI and, therefore, receive compensation from PFSI. While PFSI may use a portion of our management fee to compensate its executive officers, we do not specifically allocate any portion of the management fee to such compensation and the management agreement does not require any such allocation related to PFSI’s compensation arrangements with our named executive officers.

The following information relating to these compensation arrangements have been provided to us by PFSI.

PFSI’s Executive Compensation Objectives and Philosophy

PFSI, through its executive compensation program, seeks to:

•	Create a pay-for-performance culture that rewards its executives for outstanding Company and individual performance;

•	Align the interests of its executives with those of its shareholders;

•	Facilitate the attraction, motivation and retention of highly talented executive leaders who will be crucial to its long-term success and ultimate sustainability;

•	Encourage its executives to focus on the achievement of PFSI’s annual and long-term business goals; and

•	Appropriately compensate its executives who also provide support of our Company in PFSI’s role as our external Manager, loan servicer and other service provider.

PFSI aims to position the total compensation of its named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which PFSI competes for executive talent.

PFSI’s 2020 Executive Compensation Decisions

In setting compensation for its executives, including our named executive officers, PFSI takes into consideration a number of factors in determining the total compensation payable to its employees including the type, scope and level of responsibility of the executive, competitive market dynamics, and the individual contributions made by the executive to the success of PFSI. In making its determinations regarding compensation arrangements with our named executive officers, PFSI does not take into account the amount of the management fee we pay to our Manager. This is because a whole team of professionals at our Manager, our Servicer and their affiliates (including our named executive officers) supports our Company and these professionals not only support our management efforts, but also work on activities for us that are unrelated to the management agreement (e.g., mortgage loan servicing and mortgage loan fulfillment), as well as a broad range of other activities unrelated to us entirely. Many of these activities are for PFSI’s own account or the accounts of other third party stakeholders.

To put this into context, the base management fees and performance incentive fees paid by us to our Manager represented approximately 0.9% of the $3.7 billion in total net revenues of our Manager and its affiliates during Fiscal 2020. No portion of such fees was directly allocated to the compensation paid by PFSI to any of our named executive officers.

Furthermore, we do not believe that base management fees and performance incentive fees as a percentage of PFSI’s total net revenues is an accurate or appropriate reflection of the portion of total compensation paid by PFSI to our named executive officers that is attributable to the services they provide our Company under the management agreement. Based on that approach and using the same percentage, however, we estimate that approximately $269,006, or 0.9%, of the $29.9 million of total compensation paid by PFSI to our named executive officers during Fiscal 2020 could be deemed attributable to such services. Of the total compensation paid to our Chief Executive Officer by PFSI in Fiscal 2020, we estimate that approximately 8% was fixed (e.g., annual base salary) and approximately 92% was variable or incentive pay (e.g., bonus and equity awards). Of the total compensation paid to our other named executive officers by PFSI in Fiscal 2020, we estimate that approximately 14% was fixed (e.g., annual base salary) and approximately 86% was variable or incentive pay (e.g., bonus and equity awards).

Annual Performance-Based Cash Incentives Paid by PFSI

The annual performance-based cash incentives paid to our named executive officers by PFSI were based on the achievement of actual earnings per share, or EPS, and pretax income as compared to EPS and pretax income targets set at the beginning of each year as well as the individual performance of each named executive officer. PFSI believes that EPS and pretax income are appropriate measures for annual performance-based

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COMPENSATION DISCUSSION AND ANALYSIS

cash incentives because they provide named executive officers with an incentive to achieve favorable current results, while also producing sustainable long-term shareholder value for PFSI. In setting EPS and pretax income targets, PFSI considers PFSI’s current and historical performance, the performance of companies in industries in which it competes, and current and anticipated market conditions.

Actual performance-based cash incentives were determined based on actual EPS and pretax income achieved relative to targets for EPS and pretax income, as well as target cash incentives set for each named executive officer; however, adjustments to such amounts are sometimes made by the PFSI Compensation Committee based on market factors, the named executive officer’s individual performance as compared to such named executive officer’s key performance indicators, and the named executive officer’s contribution to the execution of certain strategic initiatives during the fiscal year.

The following additional factors related to management’s execution of certain strategic objectives were considered by PFSI in determining and approving final performance-based cash incentives for the named executive officers: (1) the delivery of record Fiscal 2020 net income, ROE and other financial results during the ongoing COVID-19 pandemic, (2) successful navigation of operational issues resulting from the CARES Act forbearance program, (3) the implementation of initiatives to drive operational efficiency and reduce costs, (4) the growth of correspondent production, refinance recapture and purchase recapture revenue, (5) the management of current investments and development of new investment opportunities; and (6) the sustainable growth of the Company’s business operations and workforce during a time when most of the Company employees were working at home due to the ongoing COVID-19 pandemic.

Based on the overall assessment of PFSI’s Fiscal 2020 performance and the Chairman’s recommendations, the PFSI Compensation Committee approved the annual performance-based cash incentive amounts for Messrs. Jones, Fartaj, Chang and Grogin. In addition, based on the factors above, the PFSI Compensation Committee also approved the annual performance-based cash incentive paid to Mr. Spector.

Long-Term Equity Awards Granted by PFSI

In determining the equity awards granted to our named executive officers by PFSI in Fiscal 2020, the PFSI Compensation Committee considered, among other factors, the recommendations of management and various reports provided by our independent compensation consultant. The PFSI Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2020 grants; (iii) the value of share grants to our named executive officers providing comparable services at our industry and sector peers; (iv) the anticipated contribution by the named executive officer in future fiscal years, taking into account the role, responsibility and scope of each position and the PFSI Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) our financial and operating performance in the past year and our perceived future prospects; (vi) the mix of equity awards to total compensation; and (vii) general market practices. The PFSI Compensation Committee considered these multiple factors in determining whether to increase or decrease the target amounts from the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in the PFSI Compensation Committee’s sole discretion.

2020 Compensation Paid to our Named Executive Officers by PFSI (1)

The following table presents compensation paid to our named executive officers by PFSI as of the end of Fiscal 2020 utilizing the methodology required by the SEC to report compensation in the “Summary Compensation Table.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
David A. Spector	2020	1,000,000	6,400,000	1,688,936	3,204,163	82,229	12,375,328
Doug Jones	2020	600,000	4,000,000	862,473	1,308,503	277,687	7,048,663
Vandad Fartaj	2020	400,000	2,400,000	674,993	1,241,437	362,128	5,078,558
Andrew S. Chang	2020	400,000	2,400,000	674,993	1,291,451	293,896	5,060,340
(1)

For complete information regarding the executive compensation paid to our named executive officers by PFSI, shareholders should refer to the “2020 Summary Compensation Table” contained in the Definitive Proxy Statement of PennyMac Financial Services, Inc., which was filed with the SEC on April 14, 2021. Information in this table reflects any compensation paid by PFSI to our named executive officers, not just that attributable to their work on our behalf. Stanford L. Kurland did not receive any compensation as a PFSI executive officer in Fiscal 2020, however, he did receive compensation of $599,885 as PFSI’s non-executive chairman.

(2)

Includes the grant date fair value of restricted share units and performance share units awarded by us to Messrs. Jones, Fartaj and Chang during Fiscal 2020, consistent with PFSI’s compensation program and philosophy, and recorded by PFSI as a portion of its compensation expense.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Compensation Program Overview

During Fiscal 2020, we did not have employment agreements with our named executive officers. We also did not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. However, all unvested RSUs and PSUs we have granted under our 2019 Plan and/or our 2009 Equity Incentive Plan, or the 2009 Plan, will vest immediately upon a termination of services other than for cause or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement). We utilized long-term incentive compensation in the form of equity-based awards, which we issue under our 2019 Plan as described herein.

Cash Compensation

We do not pay any cash compensation to our named executive officers or to any other employees of PFSI who support our business. Our named executive officers and other personnel who conduct our business are employees of PFSI and, therefore, PFSI is responsible for all such cash compensation and for making decisions relating thereto based on such factors as it determines appropriate.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our 2019 Plan, grant our named executive officers certain equity-based awards, including PSUs, RSUs and other awards based on our shares. These awards are designed to align the interests of our Manager and employees of PFSI who provide services to us with those of our shareholders, by allowing such individuals to share in the creation of value for our shareholders through capital appreciation and dividends. These awards provide a further benefit to us by enabling PFSI to attract, motivate and retain talented individuals who are willing to undertake the risks and liability associated with serving as executive officers of a public company. These equity awards are generally subject to vesting requirements over a number of years and, are designed to promote the retention of management and to achieve strong performance for our Company.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our taxable income to shareholders as dividends. As a result, we believe that our shareholders are principally interested in receiving attractive risk-adjusted dividends and growth in book value. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and book value growth. Additionally, we believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be incented to grow book value for shareholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our long-term performance and promote growth in book value.

Compensation Decisions Made in Fiscal 2020

On March 3, 2020, after consideration of our performance in light of the qualitative and quantitative performance measures set forth below and after consultation with senior management of PFSI, our Compensation Committee approved the PSU and RSU grants to the employees of PFSI who provide services to us under our management agreement and other related party agreements, including our named executive officers.

The Compensation Committee considers many material factors, including (1) the results of the annual say on pay vote regarding the executive compensation of our named executive officers during the prior fiscal year; (2) our Chairman’s evaluation of the named executive officer’s performance in the preceding fiscal year; (3) the anticipated contribution by the named executive officer in the upcoming fiscal year, taking into account the role, responsibility and scope of each position and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (4) the extent to which the long-term equity award grant value is within (or outside) a certain range of percentile levels for long-term equity award grants for comparable positions at our industry and sector peers (and whether it is at the lower or upper end of such range); (5) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); (6) the compensation earned by or granted to the named executive officers from PFSI, as well as the combined value of compensation earned from or granted by PFSI and our Company relative to peer compensation; (7) the value and potential value for the named executive officer of the other elements of our Company’s compensation program; (8) recommendations of PFSI and various reports provided by our independent compensation consultants; (9) our financial and operating performance in the past year and perceived future prospects; and (10) general market practices.

The Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The equity award amounts granted to our named executive officers were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Performance-Based Restricted Share Unit Grants

Approximately 55% of the long-term equity incentive awards granted to our named executive officers was in the form of PSUs. During Fiscal 2020, our named executive officers were granted PSUs under our 2019 Plan in the following amounts:

Name	Target Number of PSUs	Grant Date Fair Value(1)
Stanford L. Kurland	27,805	$600,588
David A. Spector	19,046	$411,394
Doug Jones	6,365	$137,484
Vandad Fartaj	7,638	$164,981
Andrew S. Chang	6,365	$137,484
(1)

The PSUs awarded to Messrs. Jones, Fartaj and Chang are also included as “All Other Compensation” in the “2020 Compensation Paid to our Named Executive Officers by PFSI” table contained in this Proxy Statement.

With respect to the PSUs granted during Fiscal 2020 to our named executive officers, the performance measurement periods are the 2020, 2021 and 2022 fiscal years. Payout opportunity for these PSUs exists annually and cumulatively up to a maximum of 150% in any given year; provided, however, that we have satisfied the relevant performance goals and the named executive officer is providing services to our Company or an affiliate as of the relevant date. Additional details regarding the threshold, target and maximum payouts for the PSUs is provided in the “2020 Grants of Plan-Based Awards Table” included in this Proxy Statement.

Pursuant to our PSU award agreement, upon an executive officer’s termination of service other than for cause, or due to the executive officer’s death or permanent disability, or upon the termination of the management agreement between us and our Manager other than for cause (as defined in our management agreement), any PSU not previously vested shall become fully vested and free of any transfer restrictions and any performance conditions imposed with respect to such PSU shall be deemed to be fully achieved. Upon a termination of service for any other reason, a PSU is generally subject to forfeiture. In addition, pursuant to the PSU award agreement, in the event of a change in control, any PSU not previously vested shall become fully vested and free of transfer restrictions only if the executive officer’s service is terminated by us (other than for cause) as a result of or in connection with such change in control; provided, however, that if our shares cease to be publicly traded on an established securities market in connection with such change in control, then any PSUs not previously vested shall become fully vested irrespective of any such termination of service.

Performance Measures for 2020 Performance-Based Restricted Share Unit Grants

The 2020 PSUs that vest, if any, will be settled in common shares following the end of each performance period based on pre-tax return on equity, or ROE, which is defined as our net income attributable to common shareholders for a fiscal year divided by average common shareholders’ equity.

A summary of the performance goals for our outstanding PSUs granted to our named executive officers in 2020 is provided below:

2020 PSUs
Component	Comments	Target	% of Total
Pre-Tax Return on Equity

Return on equity (ROE) is the amount of net income attributable to common shareholders expressed as a percentage of common shareholders’ average equity. ROE = Net Income attributable to common shareholders for a fiscal year ÷ Average Common Shareholders’ Equity. The performance measurement periods are 2020, 2021 and 2022. ROE payout opportunity exists annually and cumulatively. An 8% ROE generates a 50% payout and a 12% ROE generates a 150% payout with a linear progression between those two endpoints. If ROE in year 1 or year 2 is less than 10% and cumulative ROE in years 1 and 2 is greater than 16%, or in years 1-3 is greater than 24%, cumulative ROE over the applicable 2 or 3 year period may be utilized to determine the award. The annual award is the greater of the amount determined under the annual approach or the cumulative approach. The cumulative approach may only be applied once during the three years. There is no lookback to a year that generated a payout greater than or equal to 100%.

		10% cumulative, annualized ROE	100%

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COMPENSATION DISCUSSION AND ANALYSIS

See the “2020 Grants of Plan-Based Awards” Table for more information regarding the PSUs granted to our named executive officers in 2020.

2020 Performance-Based Restricted Share Unit Performance – Targets and Payouts

The performance-based restricted share unit are designed to align with our shareholders and accordingly no performance shares vested in Fiscal 2020 since the Company’s return on equity was substantially below its goals.

PSU Award	2020 Target	2020 Actual	PSU Payout
2018 PSU (FY 2018-2020)	ROE = 9%	ROE = 1.4%	0%
2019 PSU (FY 2019-2021)	ROE = 10%	ROE = 1.4%	0%
2020 PSU (FY 2020-2022)	ROE = 10%	ROE = 1.4%	0%

Performance Measures for 2021 Performance-Based Restricted Share Unit Grants

In light of investor feedback regarding our performance-based RSU design plan, the Compensation Committee revised the performance-based RSUs to include multiple performance goals. In Fiscal 2021, performance-based RSUs vesting is contingent upon the achievement of two performance goal components: return on equity and a relative TSR performance metric as summarized below:

Fiscal 2021 Design Enhancements and Rationale

PSU	2020	2021	Rational

Performance Metrics	• ROE	• ROE • Relative Total Shareholder Return

•  Aligns with shareholder feedback supporting the use of having multiple performance goals

•  ROE measures a company’s profitability by revealing how much profit a company generates with the money equity holders have invested, including retained profits

•  A relative TSR performance modifier will better align management incentives with shareholder goals of relative outperformance against a peer group

Performance Period	Three one year performance periods	Three one year performance periods	• Three one year performance periods provides a measure of performance and achievement aligning with current financial objectives

Peer Group	-	Current Peer Group	• Fiscal 2021 performance measured against current peer group; future period performance measured against the peer group in place at the beginning of the performance period

2020 Time-Based Restricted Share Unit Grants

Approximately 45% of the long-term equity incentive awards granted to our named executive officers was in the form of time-based RSUs. During Fiscal 2020, our named executive officers were granted RSUs under our 2019 Plan in the following amounts:

Name	Number of RSUs	Grant Date Fair Value(1)
Stanford L. Kurland	22,750	$491,400
David A. Spector	15,583	$336,593
Doug Jones	5,208	$112,493
Vandad Fartaj	6,250	$135,000
Andrew S. Chang	5,208	$112,493
(1)

The RSUs awarded to Messrs. Jones, Fartaj and Chang are also included as “All Other Compensation” in the “2020 Compensation Paid to our Named Executive Officers by PFSI” table contained in this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Subject to continued service through each vesting date, the RSUs granted to our named executive officers in Fiscal 2020 generally vest ratably over a three-year period beginning on the one-year anniversary of the grant date (or such other date as determined by the Committee) and entitle the recipients thereof to receive dividend equivalents during the vesting period.

Pursuant to our RSU award agreement, upon an executive officer’s termination of service other than for cause, or due to the executive officer’s death or permanent disability, or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement), any RSU not previously vested shall become fully vested and free of any transfer restrictions. Upon a termination of service for any other reason, an RSU is generally subject to forfeiture. In addition, pursuant to our RSU award agreement, in the event of a change in control, any RSU not previously vested shall become fully vested if the named executive officer’s service is terminated by us (other than for cause) as a result of or in connection with such change in control; provided, however, that if our shares cease to be publicly traded on an established securities market in connection with such change in control, then any RSUs not previously vested shall become fully vested irrespective of any such termination of service.

Executive Compensation Decision Making Process

Role of the Compensation Committee. The Compensation Committee has overall responsibility for establishing the level of equity-based compensation for employees of PFSI, including our named executive officers who provide services to us under our management agreement and other related party agreements. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of three members of the Board, Mmes. McAllister and Stewart and Mr. DuFauchard none of whom serve as our executive officers. Each of Mmes. McAllister and Stewart and Mr. DuFauchard qualifies as an independent trustee under the rules of the NYSE. See the section entitled “CORPORATE GOVERNANCE—Committees of the Board of Trustees.” Each year, the Compensation Committee consults with PFSI when determining the level of equity-based compensation for employees of PFSI, including our named executive officers who provide services to us under our management agreement and other related party agreements. The Chairman and Chief Executive Officer provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee gives considerable weight to the Chairman and Chief Executive Officer’s evaluation of the other named executive officers because of his direct knowledge of each such officer’s performance and contributions.

The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. Pursuant to such authority, the Compensation Committee utilized Pearl Meyer & Partners, or Pearl Meyer, as its independent compensation consultant during Fiscal 2020. Pearl Meyer has provided various services to the Compensation Committee since its engagement including the following:

•	Attended Compensation Committee meetings and prepared certain meeting materials in connection with such meetings;

•	Reviewed our peer group for executive compensation purposes for the 2021 fiscal year and provided recommendations for changes to such peer group;

•	Evaluated the competitive positioning of our named executive officers’ long-term incentive compensation relative to our peer companies to support decision-making for the 2021 fiscal year;

•	Advised on target award levels within the long-term incentive program and, as needed, on actual compensation actions for the 2021 fiscal year;

•	Conducted a review of the competitive market data (including long-term incentive targets) for our named executive officers;

•	Assessed our executive compensation peer group and recommended changes as necessary;

•	Assessed compensation levels within our peer group for named executive officers and other executive officers;

•	Reviewed historical financial performance for peer group companies under metrics used in our long-term incentive plan;

•	Provided market research on various issues as requested by the Compensation Committee;

•	Prepared materials for and participated in Compensation Committee meetings, as requested;

•	Consulted with our Compensation Committee regarding compensation strategy, internal communications related to equity compensation and compensation best practices;

•	Assisted in compensation plan designs and modifications, as requested, including advising on the proposed 2021 Plan;

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COMPENSATION DISCUSSION AND ANALYSIS

•	Assessed whether our compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us; and

•	Assisted with the preparation of this Compensation Discussion and Analysis for this Proxy Statement.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. Under rules promulgated by the SEC, the Compensation Committee must determine, after taking into account six independence-related factors, whether any work completed by a compensation consultant raised any conflict of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by the compensation consultant; (2) what percentage of the compensation consultant’s total revenue is made up of fees from us; (3) policies or procedures of the compensation consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any of our common shares owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the compensation consultant or the individual consultants involved in the engagement. For Fiscal 2020, the Compensation Committee did not identify any conflict of interest with respect to Pearl Meyer.

Peer Group and Benchmarking

The Use of Peer Group and Competitive Market Data. On an annual basis, we engage in a comprehensive review of our peer companies with our independent compensation consultant. To assist in decision making regarding our compensation and benefits program, our management and the Compensation Committee review competitive market data from a “peer group” of publicly traded companies in specific industries in which we compete for executive talent, among other factors. The market data reviewed includes peer proxy data of companies similar in industry, size, structure, scope and sophistication. Proxy data was gathered from proxy statements and other publicly filed documents.

How We Establish our Peer Group. The Compensation Committee updated its peer group used for evaluating Fiscal 2020 compensation decisions based on objective criteria as presented in the table below:

Objective Criteria Considered	Former Peer Group	Revised Peer Group

•  Companies in the mortgage REIT industry

•  Companies with market capitalizations within a reasonable range

•  Companies with net income within a reasonable range

•  Companies with revenue within a reasonable range

•  Competitors for executive talent

•  Companies of comparable scope and complexity

•  Competitors for equity investor capital

•  Companies that identify us as their direct peer

•  Companies with similar pay practices

•  AG Mortgage Investment Trust, Inc.*

•  ARMOUR Residential REIT, Inc.

•  Capstead Mortgage Corporation

•  Chimera Investment Corporation

•  Invesco Mortgage Capital Inc.

•  iStar Financial Inc.*

•  Ladder Capital Corp.

•  MFA Financial, Inc.

•  New Residential Investment Corp.

•  New York Mortgage Trust

•  Redwood Trust, Inc.

•  Starwood Property Trust, Inc.

•  Two Harbors Investment Corp.

•  Apollo Commercial Real Estate Finance, Inc.+

•  Arbor Realty Trust, Inc.+

•  ARMOUR Residential REIT, Inc.

•  Capstead Mortgage Corporation

•  Chimera Investment Corporation

•  Invesco Mortgage Capital Inc.

•  Ladder Capital Corp.

•  MFA Financial, Inc.

•  New Residential Investment Corp.

•  New York Mortgage Trust

•  Redwood Trust, Inc.

•  Starwood Property Trust, Inc.

•  Two Harbors Investment Corp.

*	Removed from Peer Group
+	Added to Peer Group

Given the relatively small number of externally managed REITs, we are limited in the number of companies that are appropriate peers for the Company. The selection criteria included mortgage REITs and diversified REITs. Our goal was to identify peers that are industry relevant and publicly traded of similar market capitalization, assets and complexity. As part of this selection criteria, we focused on companies that have 0.5x to 3x the assets of the Company. The Compensation Committee believes that this revised peer group better reflects our competitors in the industry that currently conduct similar businesses and have comparable scales of operations.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong financial and individual performance. Company performance objectives are based on our overall performance rather than on only a few discrete performance measures related to a particular aspect of our business activities. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee believes that its compensation policies and practices for our named executive officers do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation program and policies that assist in mitigating excessive risk taking that could harm the value of our business or reward poor judgment by our executive officers.

In that regard, the Compensation Committee requested assistance from our independent compensation consultants in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our business.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk taking which include, but are not limited to, the following:

•	The compensation to our named executive officers consists solely of long-term equity awards in the form of PSUs and RSUs;

•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers;

•

Incentive compensation paid to named executive officers and other senior managers is subject to clawback upon a material accounting restatement as a result of erroneous data in our financial statements;

•	Our named executive officers are subject to share ownership guidelines that require a certain minimum level of share ownership; and

•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

Executive Share Ownership Guidelines

Our executive share ownership guidelines, which are approved by our Compensation Committee, are intended to further the objective of aligning the interests of our executive officers with those of our shareholders. These share ownership guidelines provide that our named executive officers and other executive officers should accumulate a minimum number of shares over a specified time frame.

A summary of the share ownership guidelines are set forth in the following table:

Executive Officer Title	Share Ownership Guideline	Compliant
Chief Executive Officer	$2,000,000	✓
Other Executive Officers	$500,000	✓

For purposes of the guidelines, share ownership includes common shares owned directly and RSUs. The types and amounts of share-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executive officers to allow them to meet the share ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of share ownership within five years of becoming subject to such guidelines. Each of our executive officers is in compliance with our share ownership guidelines. The Compensation Committee will annually review each executive officer’s compliance with or progress toward meeting the share ownership guidelines.

Clawback Provisions

In 2018 we instituted a clawback policy allowing for the recoupment of incentive compensation if we issue a material accounting restatement as a result of erroneous data in our financial statements. In case of a material accounting restatement, our Board or an authorized Board committee will have the authority, in its sole discretion, to recover any incentive compensation that (i) is received by any current or former executive officer or any other officer with a title of senior managing director or higher during the two fiscal years immediately preceding the date of such accounting restatement issuance, and (ii) exceeds the amount that would have been paid to such individual(s) under the accounting restatement, calculated on a pre-tax basis.

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COMPENSATION DISCUSSION AND ANALYSIS

Trading Controls and Anti-Pledging and Anti-Hedging Policies

Our named executive officers and trustees are required to obtain preclearance prior to entering into any transaction involving our securities. Trading is generally permitted only during open trading windows. Any such individuals who are subject to trading restrictions may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be pre-approved as well.

We also prohibit our named executive officers, trustees and other employees from pledging any of our securities or entering into margin accounts involving our securities. We prohibit these transactions because of the potential that sales of our securities could occur outside trading periods and without the required pre-clearance approval.

In addition, our named executive officers, trustees and other employees are prohibited from entering into hedging transactions involving our securities.

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COMPENSATION TABLES

Compensation Tables

2020 Summary Compensation Table*

We do not provide any of our named executive officers with any cash compensation or bonus, nor do we provide any named executive officers with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

During Fiscal 2020, our named executive officers were granted long-term equity compensation in the form of RSUs and PSUs pursuant to our 2019 Plan. The “2020 Summary Compensation Table” below summarizes the annual compensation received by our named executive officers during Fiscal 2020, Fiscal 2019 and Fiscal 2018.

Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Total ($)

Stanford L. Kurland Executive Chairman of the Board of Trustees	2020	190,501	1,091,988	1,282,489
	2019	-	1,091,971	1,091,971
	2018	-	1,091,967	1,091,967

David A. Spector President and Chief Executive Officer and Trustee	2020	-	747,987	747,987
	2019	-	747,969	747,969
	2018	-	747,988	747,988

Doug Jones Senior Managing Director and Chief Mortgage Banking Officer	2020	-	249,977	249,977
	2019	-	249,973	249,973
	2018	-	249,993	249,993

Vandad Fartaj Senior Managing Director and Chief Investment Officer	2020	-	299,981	299,981
	2019	-	299,985	299,985
	2018	-	249,993	249,993

Andrew S. Chang Senior Managing Director and Chief Financial Officer	2020	-	249,977	249,977
	2019	-	249,973	249,973
	2018	-	249,993	249,993

*

The columns for “Bonus,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” have been omitted because they are not applicable.

(1)	Stanford L. Kurland was our Executive Chairman until May 14, 2020. All other named executive officer titles are as of December 31, 2020.
(2)

The amount reported in this column for Mr. Kurland for Fiscal 2020 represent non-executive fees earned for trustee service as the Company’s non-executive Chairman of the Board after he resigned as the Company’s Executive Chairman in May 14, 2020 as described above.

(3)

The amounts in this column represent the full grant date fair value, as determined in accordance with ASC 718, of the PSUs and/or RSUs granted to our named executive officers in Fiscal 2020, Fiscal 2019 and Fiscal 2018 pursuant to our 2009 and 2019 Plans. For Fiscal 2020, the amount shown for PSUs is based on the probable outcome of the applicable performance conditions and includes PSUs awarded on March 3, 2020 in the amounts of 27,805 shares for Mr. Kurland, 19,046 shares for Mr. Spector, 7,638 shares for Mr. Fartaj, and 6,365 shares for each of Messrs. Jones and Chang. The aggregate value of the PSUs awarded on March 3, 2020, assuming that the highest level of performance conditions will be achieved, is $900,871 for Mr. Kurland, $617,091 for Mr. Spector, $247,472 for Mr. Fartaj, and $206,215 for each of Messrs. Jones and Chang. For more information on the assumptions used in our estimates of value, please refer to Note 24—Share-Based Compensation Plans in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021.

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COMPENSATION TABLES

2020 Grants of Plan-Based Awards*

The following table provides information about plan-based awards granted under our 2019 Plan to our named executive officers in Fiscal 2020.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Equity Awards ($)(3)
		Threshold (#)	Target (#)	Maximum (#)

Stanford L. Kurland

RSU	03/03/20				22,750	491,400

PSU	03/03/20	13,902	27,805	41,707		600,588

David A. Spector

RSU	03/03/20				15,583	336,593

PSU	03/03/20	9,523	19,046	28,569		411,394

Doug Jones

RSU	03/03/20				5,208	112,493

PSU	03/03/20	3,182	6,365	9,547		137,484

Vandad Fartaj

RSU	03/03/20				6,250	135,000

PSU	03/30/20	3,819	7,638	11,457		164,981

Andrew S. Chang

RSU	03/03/20				5,208	112,493

PSU	03/03/20	3,182	6,365	9,547		137,484

*

The columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “All Other Option Awards: Number of Securities Underlying Options,” and “Exercise or Base Price of Option Awards” have been omitted because they are not applicable.

(1)

Represents the potential payout range of PSUs granted in Fiscal 2020. Awards vest based on our ROE for the fiscal year that ended immediately before such vesting date. The combined maximum payout under the performance goals is 150% of the target award. If ROE for a fiscal year is less than the threshold ROE, no portion of the granted PSUs will become vested for such fiscal year. In addition to the performance conditions, the named executive officers must satisfy a service condition in order for the award to vest.

(2)

Reflects the number of RSUs granted to the named executive officer on March 3, 2020. These RSUs vest in equal annual installments for a three-year period commencing on the one-year anniversary of the grant date.

(3)

The grant date fair value of an RSU shown in this column is determined in accordance with ASC 718. The amounts reported in this column with respect to PSUs are based on the probable outcome of the applicable performance conditions.

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COMPENSATION TABLES

2020 Outstanding Equity Awards at Fiscal Year-End*

The following table provides information about outstanding equity awards held by our named executive officers as of the end of Fiscal 2020.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Granted That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Equity Incentive Plan Awards; Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)

Stanford L. Kurland	03/03/2020	22,750	400,173

	03/03/2020			27,805	(3)	244,545

	02/12/2019	15,957	280,684

	02/12/2019			19,503	(4)	171,529

	03/12/2018	9,291	163,429

	03/12/2018			11,356	(5)	99,876

David A. Spector	03/03/2020	15,583	274,105

	03/03/2020			19,046	(3)	167,510

	02/12/2019	10,930	192,259

	02/12/2019			13,359	(4)	117,492

	03/12/2018	6,364	111,943

	03/12/2018			7,779	(5)	68,416

Doug Jones	03/03/2020	5,208	91,609

	03/03/2020			6,365	(3)	55,980

	02/12/2019	3,653	64,256

	02/12/2019			4,465	(4)	39,270

	03/12/2018	2,127	37,414

	03/12/2018			2,600	(5)	22,867

Vandad Fartaj	03/03/2020	6,250	109,938

	03/03/2020			7,638	(3)	67,176

	02/12/2019	4,384	77,115

	02/12/2019			5,358	(4)	47,124

	03/12/2018	2,127	37,414

	03/12/2018			2,600	(5)	22,867

Andrew S. Chang	03/03/2020	5,208	91,609

	03/03/2020			6,365	(3)	55,980

	02/12/2019	3,653	64,256

	02/12/2019			4,465	(4)	39,270

	03/12/2018	2,127	37,414

	03/12/2018			2,600	(5)	22,867
*

The columns for “Option Awards,” “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options—Exercisable,” “Number of Securities Underlying Unexercised Options—Unexercisable,” “Option Exercise Price,” and “Option Expiration Date” have been omitted because they are not applicable.

(1)

Reflects RSUs granted to each named executive officer, which units vest in equal annual installments for a three-year period commencing on the one-year anniversary of the respective grant date for awards granted in Fiscal 2018, Fiscal 2019 and Fiscal 2020.

(2)	Per share value of stock awards is $17.59 based on the closing price of the common shares on the NYSE on December 31, 2020.
(3)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2022 and is described above under the heading “—Compensation Decisions Made in 2020.” Based on current performance levels, these PSUs are reported at the threshold payout level.

(4)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2021 and is described above under the heading “—Compensation Decisions Made in 2020.” Based on current performance levels, these PSUs are reported at the threshold payout level.

(5)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2020 and is described above under the heading “—Compensation Decisions Made in 2020.” Based on current performance levels, these PSUs are reported at the threshold payout level. As threshold performance was not achieved in Fiscal 2020 with respect to these awards, these PSUs were forfeited in March 2021.

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COMPENSATION TABLES

2020 Stock Vested*

The following table sets forth certain information with respect to our named executive officers regarding the vesting of RSUs and PSUs during Fiscal 2020. No performance shares vested for Fiscal 2020 since the Company’s return on equity was below its threshold performance.

	Stock Awards(1)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Stanford L. Kurland	26,882	585,695

David A. Spector	18,414	401,199

Doug Jones	6,154	134,081

Vandad Fartaj	8,912	195,918

Andrew S. Chang	6,154	134,081

*	The columns for “Option Awards” have been omitted because they are not applicable.
(1)

Amounts reported in these columns consist of vested RSUs. If the named executive officer sold a portion of the common shares acquired upon vesting of RSUs to satisfy the tax obligation with respect to such vesting, the number of common shares acquired is less than the amount shown. The number of common shares acquired and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of common shares to satisfy any tax obligations. The following table shows the allocation of RSUs and PSUs that vested in Fiscal 2020.

	PSUs(1)		RSUs(2)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Stanford L. Kurland	0	0	26,882	585,695

David A. Spector	0	0	18,414	401,199

Doug Jones	0	0	6,154	134,081

Vandad Fartaj	0	0	8,912	195,918

Andrew S. Chang	0	0	6,154	134,081
(1)

No PSUs vested for the period of January 1, 2020 through December 31, 2020 since the minimum threshold performance metric required to achieve payout was not achieved. Accordingly, the payout percentages for the PSUs were 0%, 0% and 0% for each of the awards granted in Fiscal 2018, Fiscal 2019 and Fiscal 2020, respectively.

(2)	Amounts reported in this column represent RSU awards that vested on January 1, 2020, February 12, 2020, February 23, 2020 and March 12, 2020 for Messrs. Kurland, Spector, Jones, Fartaj and Chang.
(3)	The value realized on vesting is calculated by multiplying the number of common shares received upon vesting of RSUs by the fair market value of our common shares on the respective vesting dates.

2020 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2020 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

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COMPENSATION TABLES

Potential Payments upon Termination of Employment or Change-in-Control

None of our named executive officers has the right to receive severance payments from us and we are not required to make payments to a named executive officer upon a change in control of us. However, all unvested RSUs and PSUs granted under our 2009 Plan and 2019 Plan will vest immediately upon a termination of service other than for cause or due to death or disability or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement). In addition, in the event of a change in control, any unvested RSUs and PSUs shall become fully vested if the executive officer’s service is terminated by us (other than for cause) as a result of or in connection with such change in control; provided, however, that if our shares cease to be publicly traded on an established securities market in connection with such change in control, then any RSUs not previously vested shall become fully vested irrespective of any such termination of service. The term of our management agreement expires on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement. Assuming that the triggering event took place on December 31, 2020, the value of the RSUs and PSUs that vest for each named executive officer would be the same as the respective values set forth in the table presented in the section entitled “2020 Outstanding Equity Awards at Fiscal Year-End.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised solely of the following independent trustees: Mmes. McAllister and Stewart and Mr. DuFauchard. None of them has ever served as an officer or employee for us or any of our affiliates or has any other business relationship or affiliation with us, except his or her service as a trustee. During Fiscal 2020, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a trustee or a member of our Compensation Committee.

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CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. David A. Spector, our Chairman and Chief Executive Officer.

For Fiscal 2020:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $82,712; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $747,987.

Based on this information, our Fiscal 2020 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 9 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

We determined that, as of December 31, 2020, our employee population consisted of one full-time, salaried individual, who is located in the United States. In determining whether a worker is an employee, we applied widely recognized employment and tax laws.

2.	Given that we have only one employee, that employee was our median employee during Fiscal 2020.

3.	We combined all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $82,712.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL III—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal III—Advisory (Non-Binding) Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives shareholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. We currently present such proposals annually, and we expect the next proposal will be presented next year. At our 2020 annual meeting of shareholders, approximately 98% of the shareholders voting on our “say on pay” proposal voted for the proposal. We believe that this vote result was positively impacted by the increased transparency regarding the executive compensation paid to our executive officers by PFSI, which includes our Manager, our Servicer and their affiliates. We believe that our shareholders’ ability to provide input with respect to our executive compensation practices and disclosure continues to be an important element of good corporate governance, and will continue to consider the results of our say-on-pay vote in making our compensation decisions.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION:

“RESOLVED, that the compensation paid to PennyMac Mortgage Investment Trust’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any narrative discussion in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We do not pay or accrue any annual base salaries or cash bonuses to our named executive officers. Rather, in our discretion, we may grant equity-based awards, which are designed to align the interests of named executive officers with the interests of our shareholders in generally attractive risk-adjusted returns and growing and book value over time. We believe equity-based awards align these interests by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and they are designed to promote the retention of management and the achievement of high financial and individual performance. These awards provide a further benefit to us by enabling PFSI, including our Manager, our Servicer and their affiliates, to attract, motivate and retain highly talented executive leaders who are incented to implement strategies that will enhance our long-term performance and promote growth in dividends and book value.

We encourage our shareholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described therein and above, we recommend that our shareholders endorse our compensation program for named executive officers. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Each of our executive officers is also an executive officer of PFSI and one or more of its subsidiaries, including our Manager and our Servicer, and each of our executive officers holds an ownership interest in PFSI. In addition, Mr. Spector serves on PFSI’s Board of Directors. This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us since January 1, 2020.

Management Agreement

We are externally managed and advised by our Manager pursuant to a management agreement, which was amended and restated effective June 30, 2020. Our management agreement requires our Manager to oversee our business affairs in conformity with the investment policies that are approved and monitored by our Board. Our Manager is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

Pursuant to our management agreement, our Manager collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The management agreement expires on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” Our “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of our equity securities since our inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); plus our retained earnings at the end of the quarter; less any amount that we pay for repurchases or redemptions of our common shares (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and us.

Pursuant to the terms of our management agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of annualized return on our “equity.” For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss attributable to our common shareholders computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined after discussions between our Manager and us. For this purpose, “equity” is the weighted average of the issue price per common share of all of our public offerings of common shares, multiplied by the weighted average number of common shares outstanding (including restricted share units issued under our equity incentive plans) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for our Manager to earn a performance incentive fee is adjusted cumulatively based on the performance of our net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid in cash or in our common shares (subject to a limit of no more than 50% paid in common shares), at our option.

Our Manager is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on our behalf, it being understood that our Manager and its affiliates shall allocate a portion of their personnel’s time to provide certain legal, tax and investor relations services for our direct benefit and for which our Manager shall be reimbursed $165,000 per fiscal quarter, such amount to be reviewed annually and not preclude reimbursement for any other services performed by our Manager or its affiliates.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition, the Operating Partnership is required to pay our and our subsidiaries’ pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our and our subsidiaries’ operations. These expenses will be allocated based on the ratio of our and our subsidiaries’ proportion of gross assets compared to all remaining gross assets managed by our Manager as calculated at each fiscal quarter end.

Our Manager may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) our termination of our management agreement without cause, (2) our Manager’s termination of our management agreement upon a default by us in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof, or (3) our Manager’s termination of the agreement after the termination by us without cause (excluding a non-renewal) of our MBS agreement, our MSR recapture agreement or our servicing agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by our Manager during the 24-month period immediately preceding the date of termination.

We may terminate the management agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches by our Manager of the management agreement, upon a change in control of our Manager (defined to include a 50% change in the shareholding of our Manager in a single transaction or related series of transactions) or upon the termination of our MBS agreement, our MSR recapture agreement or our servicing agreement by our Servicer without cause.

Our management agreement also provides that, prior to the undertaking by our Manager or its affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which our Manager or its affiliates will earn a management, advisory, consulting or similar fee, our Manager shall present to us such new opportunity and the material terms on which our Manager proposes to provide services to us before pursuing such opportunity with third parties.

Our Manager earned approximately $34.5 million in base management fees and $0 in performance incentive fees in Fiscal 2020 in connection with work performed under our management agreement.

Servicing Agreement

We have entered into a loan servicing agreement, which was amended and restated effective June 30, 2020, and pursuant to which our Servicer provides servicing for our portfolio of residential mortgage loans and subservicing for our portfolio of mortgage servicing rights, or MSRs. Such loan servicing and subservicing provided by our Servicer includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. Our Servicer also engages in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate acquired in settlement of loans, or REOs. The term of our servicing agreement expires on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fee rates for non-distressed mortgage loans subserviced by our Servicer on our behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on our behalf of are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, our Servicer is entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or $75 per month if the underlying mortgaged property becomes REO. Our Servicer is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees. In addition, our Servicer is entitled to fees required as a result of the COVID-19 pandemic such as a one-time forbearance set up fee of $10, a $3 per month forbearance monitoring fee and certain modifications fees ranging from $125 to $675.

The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or whether the underlying mortgage property has become REO. The base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $95 per month for loans where foreclosure proceedings have commenced. The base servicing fee rate for REO is $75 per month. To the extent that we rent our REO under our REO rental program, our Servicer is entitled to an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to our Servicer’s cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income our Service provides property management services directly. Our Servicer is also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third party vendor fees.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Servicer is also entitled to certain activity-based fees for distressed whole mortgage loans that are charged based on the achievement of certain events. These fees range from $750 for a streamline modification to $1,750 for a liquidation and $500 for a deed-in-lieu of foreclosure. Our Servicer is not entitled to earn more than one liquidation fee, re-performance fee or modification fee per loan in any 18-month period.

In addition, because we have limited employees and infrastructure, our Servicer is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, our Servicer receives a supplemental servicing fee of $25 per month for each distressed whole loan.

Except as otherwise provided in our MSR recapture agreement, when our Servicer effects a refinancing of a loan on our behalf and not through a third-party lender and the resulting loan is readily saleable, or our Servicer originates a loan to facilitate the disposition of the real estate acquired by us in settlement of a loan, our Servicer is entitled to receive from us market-based fees and compensation consistent with pricing and terms our Servicer offers unaffiliated third parties on a retail basis.

Our Servicer continues to be entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses incurred by our Servicer in connection with the performance of its servicing obligations.

Our Servicer earned from us approximately $67.1 million in loan servicing fees in Fiscal 2020.

Mortgage Banking Services Agreement

Pursuant to a mortgage banking services agreement, or MBS agreement, which was amended and restated effective June 30, 2020, our Servicer provides us with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by us from correspondent sellers.

Pursuant to the MBS agreement, our Servicer has agreed to provide such services exclusively for our benefit, and our Servicer and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon our Servicer, if we are unable to purchase or finance mortgage loans as contemplated under our MBS agreement for any reason. The MBS agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans, our Servicer is entitled to aggregate quarterly fulfillment fees not to exceed the following: (i) the number of loan commitments multiplied by a pull-through factor of either .99 or .80 depending on whether the loan commitments are subject to a “mandatory trade confirmation” or a “best efforts lock confirmation” and then multiplied by $585 for each pull-through adjusted loan commitment up to and including 16,500 per quarter and $355 for each pull-through adjusted loan commitment in excess of 16,500 per quarter, plus (ii) $315 multiplied by the number of purchased loans up to the and including 16,500 per quarter and $195 multiplied by the number of purchased loans exceeding 16,500 per quarter, plus (iii) $750 multiplied by the number of all purchased loans other than Fannie Mae and Freddie Mac loans that are sold and securitized; provided however, that no fulfillment fee shall be due or payable our Servicer with respect to any Ginnie Mae mortgage loans. We do not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS Agreement, our Servicer purchases loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from us at our cost less an administrative fee plus accrued interest and a sourcing fee ranging from one to two basis points.

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans under our Servicer’s early purchase program, our Servicer is entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by our Servicer, and (ii) in the amount of $35 for each mortgage loan that we acquire thereunder.

Notwithstanding any provision of the MBS agreement to the contrary, if it becomes reasonably necessary or advisable for our Servicer to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then we have generally agreed with our Servicer to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to our Servicer for the performance of such additional services.

Our Servicer earned approximately $222.2 million in fulfillment fees in Fiscal 2020 under our mortgage banking services agreement, and our Servicer paid to us approximately $11.0 million in sourcing fees in Fiscal 2020.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MSR Recapture Agreement

Pursuant to the terms of our MSR recapture agreement entered into by us with our Servicer and amended and restated effective June 30, 2020, if our Servicer originates any mortgage loans the proceeds of which are used to refinance mortgage loans for which we previously held the MSRs (the “recaptured loans”), our Servicer is generally required to transfer and convey to us, without cost, on a monthly basis a tiered recapture fee. Such fee shall be equal to 40% of the fair market value of the MSRs relating to the recaptured loans subject to the first 15% of the “recapture rate,” 35% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 15% and up to 30%, and 30% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 30%. The “recapture rate” means, during each month, the ratio of (i) the aggregate unpaid principal balance of all recaptured loans, to (ii) the aggregate unpaid principal balance of all mortgage loans for which we held the MSRs and that were refinanced or otherwise paid off in such month. Our Servicer has further agreed to allocate sufficient resources to achieve a recapture rate of at least 15%.

The MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

We recognized $2.2 million in MSR recapture income during Fiscal 2020.

Spread Acquisition and MSR Servicing Agreements

On December 19, 2016, we amended and restated a third master spread acquisition and MSR servicing agreement, or the Spread Acquisition Agreement, with our Servicer, pursuant to which we may acquire from our Servicer, from time to time, the right to receive participation certificates representing beneficial ownership in the excess servicing spread (ESS ) arising from Ginnie Mae MSRs acquired by our Servicer, in which case our Servicer generally would be required to service or subservice the related mortgage loans for Ginnie Mae. The primary purpose of the amendment and restatement was to facilitate the continued financing of the ESS owned by us in connection with the parties’ participation in the GNMA MSR Facility (as defined below).

To the extent our Servicer refinances any of the mortgage loans relating to the ESS we have acquired, the Spread Acquisition Agreement also contains recapture provisions requiring that our Servicer transfer to us, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. However, under the Spread Acquisition Agreement, in any month where the transferred ESS relating to newly originated Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, our Servicer is also required to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the 12/19/16 Spread Acquisition Agreement contains provisions that require our Servicer to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, our Servicer may, at its option, wire cash to us in an amount equal to such fair market value in lieu of transferring such ESS.

During Fiscal 2020, we received ESS repayments from PFSI totaling $32.4 million. During Fiscal 2020, we also earned $2.2 million in ESS recapture income. In Fiscal 2021, PFSI purchased the remaining ESS owned by us in connection with the GNMA MSR Facility.

Master Repurchase Agreement with the Issuer Trust

On December 19, 2016, we entered into a master repurchase agreement with our Servicer, or the PMH Repurchase Agreement, pursuant to which we may borrow from our Servicer for the purpose of financing our participation certificates representing beneficial ownership in ESS. Our Servicer then re-pledges such participation certificates to the PNMAC GMSR ISSUER TRUST, or the Issuer Trust, under a master repurchase agreement, or the PC Repurchase Agreement, by and among our Servicer, Issuer Trust and Private National Mortgage Acceptance Company, LLC, as guarantor. The Issuer Trust was formed for the purpose of allowing our Servicer to finance MSRs and ESS relating to such MSRs in a structured financing transaction referred to as the “GNMA MSR Facility.”

In connection with the GNMA MSR Facility, our Servicer pledges and/or sells to the Issuer Trust participation certificates representing beneficial interests in MSRs and ESS pursuant to the terms of the PC Repurchase Agreement. In return, the Issuer Trust (a) has issued to our Servicer, pursuant to the terms of an indenture, the Series 2016-MSRVF1 Variable Funding Note, dated December 19, 2016, known as the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1,” or the VFN, and (b) has issued and may, from time to time pursuant to the terms of any supplemental indenture, issue to institutional investors additional term notes, or the Term Notes, in each case secured on a pari passu basis by the participation certificates relating to the MSRs and ESS. The maximum principal balance of the VFN is $1 billion.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal amount paid by our Servicer for the participation certificates under the PMH Repurchase Agreement is based upon a percentage of the market value of the underlying ESS. Upon PMH’s repurchase of the participation certificates, PMH is required to repay our Servicer the principal amount relating thereto plus accrued interest (at a rate reflective of the current market and consistent with the weighted average note rate of the VFN and any outstanding Term Notes) to the date of such repurchase. Our Servicer is then required to repay the Issuer Trust the corresponding amount under the PC Repurchase Agreement.

During Fiscal 2020, we paid our Servicer $8.4 million in interest to finance ESS under the PMH Repurchase Agreement and our Servicer, in turn, paid an identical amount to the Issuer Trust under the PC Repurchase Agreement. In Fiscal 2021, we purchased the remaining ESS owned by PMT in connection with the GNMA MSR Facility.

Subordination Agreement

As a condition to our entry into the Spread Acquisition Agreement and our participation in the GNMA MSR Facility, we were also required to enter into a subordination, acknowledgement and pledge agreement, or the Subordination Agreement. Under the terms of the Subordination Agreement, we pledged to the Issuer Trust our rights under the Spread Acquisition Agreement and our interest in any ESS purchased thereunder.

The Subordination Agreement contains representations, warranties and covenants by us that are substantially similar to those contained in our other financing arrangements. To the extent there exists an event of default under the PC Repurchase Agreement or a “trigger event” (as defined in the Subordination Agreement), the Issuer Trust would be entitled to liquidate any and all of the collateral securing the PC Repurchase Agreement, including the ESS subject to the PMH Repurchase Agreement.

Loan Purchase Agreement

We have entered into a mortgage loan purchase agreement with our Servicer. Currently, we use the mortgage loan purchase agreement for the purpose of acquiring residential mortgage loans originated by our Servicer.

The loan purchase agreement contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices we pay our Servicer for such loans are market-based.

During Fiscal 2020, we purchased from our Servicer under the mortgage loan purchase agreement residential mortgage loans with an unpaid principal balance of $2.2 billion at an aggregate purchase price of $2.2 billion.

Reimbursement Agreement

In connection with the initial public offering of our common shares on August 4, 2009, or the IPO, we entered into a reimbursement agreement with our Manager pursuant to which we agreed to reimburse our Manager for the $2.9 million payment that it made to the underwriters for the IPO, or the Conditional Reimbursement, if we satisfied certain performance measures over a specified period of time. Effective February 1, 2013, we amended the terms of the reimbursement agreement to provide for our payment to our Manager of the Conditional Reimbursement if we are required to pay our Manager performance incentive fees under our management agreement at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The payment of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12-month period of approximately $1.0 million and the maximum amount that may be reimbursed under the agreement is $2.9 million. The reimbursement agreement also provides for the payment to the IPO underwriters of the payment that we agreed to make to them at the time of the IPO if we satisfied certain performance measures over a specified period of time. As our Manager earns performance incentive fees under our management agreement, the IPO underwriters will be paid at a rate of $20 of payments for every $100 of performance incentive fees earned by our Manager. The payment to the underwriters is subject to a maximum reimbursement in any particular 12-month period of approximately $2.0 million and the maximum amount that may be paid under the agreement is $5.9 million. The term of the reimbursement agreement was extended and now expires on February 1, 2023.

Our Manager received $211,000 in reimbursement payments from us during Fiscal 2020.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics, available on our website at www.pennymac-reit.com, requires everyone subject to the code to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our officers and trustees or the interests of the employees, officers and directors of PNMAC, including our Manager and our Servicer, when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with a related party or an immediate family member of such related person or with a company in which such a related party or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is reviewed and approved by our Related Party Matters Committee and/or a majority of our independent trustees in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, a trustee or executive officer of our Company or a nominee to become a trustee of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee and/or independent trustees consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Related Party Matters Committee has also retained the services of an independent consultant who assists the Related Party Matters Committee in reviewing certain related party transactions.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our trustees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

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ANNUAL REPORT ON FORM 10-K

Annual Report on Form 10-K

Our Annual Report on Form 10-K for Fiscal 2020, which contains our consolidated financial statements for Fiscal 2020, accompanies this Proxy Statement, but is not a part of our soliciting materials. Shareholders of record as of the record date may obtain, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them. Our Annual Report on Form 10-K is also available on our website, www.pennymac-reit.com, under “SEC Filings,” A list of exhibits is included in the Form 10-K and exhibits are available from us upon payment to us of the cost of furnishing them.

Other Matters

Delinquent Section 16(a) Reports

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2020, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, trustees and beneficial owners of more than ten percent of our common stock were complied with on a timely basis.

Other Matters for Consideration at the Annual Meeting

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, your signed proxy card authorizes David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

Householding of Proxy Materials

As permitted by the SEC, we will deliver a single copy of the notice, proxy statement and annual report to shareholders who have the same address and last name, unless we have received contrary instructions from such shareholders. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such shareholder upon written or oral request. A shareholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 224-7028. Similarly, shareholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Information Concerning Voting and Solicitation

General Meeting Information

Due to the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PMT2021 on Wednesday, May 26, 2021 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. The Board is soliciting proxies to be voted at our Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each shareholder. On or about April 14, 2021, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites shareholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 26, 2021

This Notice of 2021 Annual Meeting of Shareholders, Proxy Statement and 2020 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for Fiscal 2020, are available at www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: Notice of 2021 Annual Meeting of Shareholders, Proxy Statement and 2020 Annual Report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Annual Meeting:

•	The election of two (2) Class III trustees, David A. Spector and Randall D. Hadley, each for a term expiring at the 2024 annual meeting of shareholders;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Trustees recommend that I vote on these proposals?

Our Board of Trustees, or the Board, recommends that you vote “FOR” the approval of all proposals set forth herein.

Who can attend the Annual Meeting?

Our Board has set March 30, 2021 as the record date for the Annual Meeting. Due to the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be conducted online via live webcast at

www.virtualshareholdermeeting.com/PMT2021 on Wednesday, May 26, 2021 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof.

To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/PMT2021 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to shareholders entitled to vote at the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the 2021 Annual Meeting or during the meeting time, please call the technical support number on the virtual meeting site. Shareholders may submit questions related to the items of business set forth on the agenda in advance of the Annual Meeting by sending an email to investorrelations@pnmac.com (shareholders are asked to include the full name of the account holder so we can confirm your status as a shareholder). Questions must be received by 5:00 PM PT on May 25, 2021.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Who is entitled to vote at the Annual Meeting?

If you were a shareholder of record as of the close of business on the record date, you are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. As of the record date, 97,938,350 common shares were issued and outstanding. You are entitled to one vote on each proposal for each common share you held on the record date.

How many shares must be present to hold the Annual Meeting?

The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

What shareholder approvals are required to approve the proposals?

Election of Trustees. Our Second Amended and Restated Bylaws provide for a majority voting standard for the election of trustees in an uncontested election and plurality voting in contested trustee elections. Because this election is uncontested, each trustee nominee must be elected by a vote of the majority of the votes cast by holders of our common shares, meaning that the number of shares voted “FOR” a trustee must exceed the number of shares voted “AGAINST” that trustee. Abstentions and broker non-votes will have no effect on the outcome of the election of trustees.

If any nominee for trustee fails to receive the required majority vote for election or re-election, the trustee will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Other Proposals. Approval of each of the other proposals (namely, our proposals to ratify the appointment of Deloitte & Touche LLP and to approve our executive compensation) also requires affirmative vote of a majority of the votes cast by the holders of our common shares voting in person or by proxy at the Annual Meeting. For the proposals to approve our executive compensation and to ratify the appointment of Deloitte & Touche LLP, abstentions and broker non-votes will have no effect on the outcome of the approval of these proposals.

Please note, however, that the vote on our proposals to approve our executive compensation and to ratify the appointment of Deloitte & Touche LLP will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by our Board or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.

How will voting on any other business be conducted?

Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the Annual

Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a shareholder of record?

If you were a shareholder of record as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By Telephone. To vote by telephone, registered shareholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

Online Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/PMT2021 during the meeting.

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INFORMATION CONCERNING VOTING AND SOLICITATION

If you vote prior to the Annual Meeting, it will assure that your vote is counted. Even if you plan to attend the online Annual Meeting, we encourage you to vote in advance of the Annual Meeting, so your vote will be counted if you later decide not to attend the Annual Meeting. Whether you vote by mail, by Internet, by telephone, the proxies identified will vote the shares as to which you are the shareholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of two (2) Class III trustees, David A. Spector and Randall D. Hadley , each for a term expiring at the 2024 annual meeting of shareholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Annual Meeting by delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361 or delivering a duly executed proxy bearing a later date.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the election of each nominee for the Board identified in this Proxy Statement. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and, the proposal to approve, by non-binding vote, our executive compensation . An abstention is the voluntary act of not voting by a shareholder who is present at a meeting in person or by proxy and entitled to vote.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting on a proposal, your abstention will have no effect on the proposal in question.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of The New York Stock Exchange, or the NYSE. Under NYSE rules, brokers that hold our common shares in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of trustees and our executive compensation program, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of shareholders of record. Representatives of our Company will serve as the Inspector of Elections.

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INFORMATION CONCERNING VOTING AND SOLICITATION

How will we solicit proxies for the Annual Meeting?

We are soliciting proxies from our shareholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of 2021 Annual Meeting of Shareholders, Proxy Statement, 2020 Annual Report to Shareholders, and proxy card or voting instruction form. In addition, some of our trustees and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our trustees or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of common shares will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Shareholders electronically?

This Proxy Statement and our 2020 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for Fiscal 2020, are available at www.proxyvote.com and on our Investor Relations website, www.pennymac-reit.com/2021AnnMtg.

Will our external manager be present at the Annual Meeting?

Officers of our Manager, PNMAC Capital Management, LLC, will be present at the Annual Meeting.

When are shareholder proposals due for the 2022 Annual Meeting of Shareholders?

No shareholder proposals were received by us to be presented at the Annual Meeting. We intend to hold next year’s annual meeting of shareholders on approximately the same date as the Annual Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive the proposal no later than December 15, 2021. If you are submitting a proposal or nomination for consideration at next year’s annual meeting other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal or nomination no earlier than November 15, 2021 and no later than December 15, 2021.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Mortgage Investment Trust

Attention: Investor Relations

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 224-7028

Email: investorrelations@pnmac.com

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PENNYMAC MORTGAGE INVESTMENT TRUST 3043 TOWNSGATE ROAD WESTLAKE VILLAGE, CA 91361

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PMT2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D47524-P54558	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENNYMAC MORTGAGE INVESTMENT TRUST
The Board of Trustees recommends you vote FOR the election of two Class III Trustees as disclosed in Proposal 1:

1.	To elect the two Class III Trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2024 Annual Meeting of Shareholders.

	Nominees:	For	Against	Abstain

	1a. David A. Spector	☐	☐	☐

	1b. Randall D. Hadley	☐	☐	☐

The Board of Trustees recommends you vote FOR Proposals 2 and 3.		For	Against	Abstain
2.	To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
3.	To approve, by non-binding vote, our executive compensation.	☐	☐	☐
NOTE: Such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Information

Due to the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PMT2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2021 Annual Meeting of Shareholders, Proxy Statement and 2020 Annual Report, which includes our Annual Report on Form 10-K, are available at www.proxyvote.com.

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — —

D47525-P54558

PENNYMAC MORTGAGE INVESTMENT TRUST

Annual Meeting of Shareholders

May 26, 2021 11:00 AM PDT

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned hereby appoints David A. Spector and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the reverse side, all of the shares of PennyMac Mortgage Investment Trust the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2021 Annual Meeting of Shareholders of the Company to be held on May 26, 2021, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Trustees.

Continued and to be signed on reverse side.